EXHIBIT C.1

DEALER MANAGER AGREEMENT

December 17, 2004

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith, Incorporated

UBS Securities LLC

(at their respective addresses set forth in Schedule III hereto)

Ladies and Gentlemen:

1.          Offer. The Republic of Argentina (“Argentina”) plans to offer to exchange (the “Offer”) its Eligible Securities (as defined in Schedule II hereto for newly issued securities (the “New Securities”) as described in the Offer Material (as defined in Section 4(a) hereof) and on the terms and subject to the conditions set forth in the Offer Material. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Offer Material.

2.          Appointment as Dealer Managers. Argentina hereby appoints each of Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC, as a joint lead dealer manager (together, the “Dealer Managers”) and collectively as Dealer Managers in connection with this Dealer Manager Agreement (the “Agreement”) and the Offer and authorizes you to act as such on its behalf in accordance with this Agreement and the terms of the Offer. Argentina has approved the Offer Material and authorizes you and your respective affiliates to use the Offer Material in connection with the solicitation of exchange offers pursuant to the Offer. You agree to use your commercially reasonable efforts to solicit exchange offers pursuant to the Offer and communicate with brokers, dealers, commercial banks and trust companies with respect to the Offer. Your duties or responsibilities as Dealer Managers will not include (i) providing tax, legal, regulatory, accountancy or other specialist or technical advice or services, (ii) providing general financial advice, or (iii) assuming any responsibility for the verification of the information in the Offer Material or any ancillary documents, except for the Dealer Manager Information (as defined in Section 11(b) hereof). For the avoidance of doubt, the Dealer Managers may, in the performance of their services hereunder and in consultation with Argentina, delegate the performance of all or certain of such services as they may select to any of their respective affiliated entities; provided, however, that no such delegation by the Dealer Managers shall in any respect affect the terms hereof, and each Dealer Manager shall be responsible for any acts or omissions by any of its respective affiliated entities in the performance of any services delegated hereunder to such entity. In connection therewith, each Dealer Manager may direct, prior to the payment of any amount to be made to it hereunder, including under Section 11, that payment of such amount be made, in whole or in part, to an affiliated entity of such Dealer Manager.

3.          No Liability for Acts of Dealers, Commercial Banks and Trust Companies. No Dealer Manager shall have any liability (in tort, contract or otherwise) to Argentina or any other person asserting claims on behalf of or in right of Argentina for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than a Dealer Manager) or any commercial bank or trust company that solicits exchange offers, and no Dealer Manager shall have any liability (in tort, contract or otherwise) to Argentina or any other person asserting claims on behalf of or in right of Argentina for any losses, claims, damages or liabilities arising out of or from your own acts or omissions in performing your obligations hereunder or otherwise in connection with the Offer, except for any such losses, claims, damages or liabilities incurred by Argentina or any other person asserting claims on behalf of or in right of Argentina which are determined by a court of competent jurisdiction in a judgment that has become final and is no longer subject to appeal or other review to have resulted primarily from such Dealer Manager’s own bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining exchange offers, you, as Dealer Managers, shall act as independent contractors, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of Argentina, and you, as Dealer Managers, are not to be deemed the agent of each other, Argentina, any Dealer, commercial bank or trust company or any other person.

4.             The Offer Material. (a) Argentina has engaged the Information Agent (as defined in Section 7(a) hereof) to operate and maintain one or more internet websites in connection with the Offer (the “Offer Websites”). Argentina has authorized the Information Agent to display on the Offer Websites, in accordance with the terms of the Information Agent Agreement (as defined in Section 7(a) hereof) and to the extent required or permitted under the laws, rules or regulations of any Non-U.S. Approval Jurisdiction (as defined in Section 4(e) hereof), the Prospectus Supplement (as defined in Section 8(a) hereof), the Basic Prospectus (as defined in Section 8(a) hereof), the Non-U.S. Selling Material (as defined in Section 4(d) hereof), the electronic announcement documents to potential participants (the “Electronic Announcement Documents”) and press releases with respect to the Offer as previously reviewed and approved by Argentina, and in electronic portable document format (pdf) not to be amended or otherwise altered in any way without the prior written consent of Argentina (collectively, the “Website Offering Material”). Argentina will cause the Information Agent to (i) limit the materials that may be posted on the Offer Websites to the Offer Material, (ii) restrict access to the Website Offering Material by persons located in the United States, other than to the Prospectus (as defined in Section 8(a) hereof) and information permissible under the Act, and (iii) restrict access to the Website Offering Material by investors in each Non-U.S. Exempt Jurisdiction, other than those investors specified for such Non-U.S. Exempt Jurisdiction in Annex II hereto. Argentina authorizes the Dealer Managers to use and distribute as necessary the Prospectus Supplement, the Basic Prospectus, the Non-U.S. Prospectuses, press releases, newspaper advertisements and news wires as previously reviewed and approved by Argentina, and the Electronic Announcement Documents (such material, together with the Website Offering Material, and including any amendments or supplements thereto provided by or on behalf of Argentina in accordance with this Agreement, the “Offer Material”). Argentina further agrees to furnish to you (in New York City) as many copies as you may reasonably request of the Offer Material and shall cause to be mailed to each registered holder of any Eligible Securities upon its request therefor a reasonable number of copies of such Offer Material. Thereafter, to the extent practicable until the Expiration Date (as defined in the Offer Material), Argentina shall use its best efforts to cause copies of such material to be mailed to each person who becomes a holder of record of any Eligible Security upon its request therefor. The above-listed materials are the only Offer Material.

(b)           Argentina shall not amend or supplement the Offer Material, or prepare or approve any other external offering material for use in connection with the Offer, without the Dealer Managers’ consent, which consent shall not be unreasonably withheld. You shall not prepare or approve any other external offering material for use in connection with the Offer without

2

Argentina’s consent. Argentina agrees that, for a reasonable time prior to using or filing with the United States Securities and Exchange Commission (the “Commission”) or the regulatory agencies in the Non-U.S. Approval Jurisdictions identified in Annex I hereto (each, a “Non-U.S. Approval Agency”, and collectively, the “Non-U.S. Approval Agencies”) or with any other federal or other governmental securities and exchange agency, authority or instrumentality, domestic or foreign (each, an “Other Agency”) any Offer Material (whether preliminary or otherwise), Argentina will submit copies of such material to the Dealer Managers for their approval, which approval shall not be unreasonably withheld.

(c)           Argentina will advise you promptly of (i) the occurrence of any event which could cause Argentina to extend, withdraw or terminate the Offer or would permit Argentina to exercise any right not to exchange the Eligible Securities tendered pursuant to the Offer or to issue the New Securities, (ii) any requirement to amend or supplement any Offer Material, (iii) the issuance of any communication, comment or order by the Commission, any Non-U.S. Approval Agency or any Other Agency (and, if in writing, will furnish you a copy thereof), (iv) any material litigation, arbitration, administrative or governmental action with respect to the Offer, (v) any material litigation, arbitration, administrative or governmental action involving Argentina (except for those referred to in clause (iv)), (vi) the occurrence of any material event involving Argentina and (vii) any other information relating to the Offer which you may from time to time reasonably request in the performance of your duties hereunder. You will promptly inform Argentina of any litigation, arbitration, administrative or governmental action with respect to the Offer of which you become aware.

(d)           Argentina has prepared or will prepare, as applicable, one or more prospectus supplements in a form approved by the Dealer Managers, which approval shall not be unreasonably withheld, and will file with the Commission any such prospectus supplements as a post-effective amendment to the Registration Statement (as defined in Section 8(a) hereof) prior to the Launch Date pertaining to the Offer in the United States, or pursuant to Rule 424(b) under the United States Securities Act of 1933, as amended (the “Act”), not later than the Commission’s close of business on the second business day following the Announcement Date (as such term is defined in the Offer Material). Argentina has prepared or will prepare, as applicable, one or more prospectus supplements, translations, wraps or similar documents (the “Non-U.S. Prospectuses”) in forms approved by the Dealer Managers for use in the Non-U.S. Approval Jurisdictions (as defined in Section 4(e) hereof), which approval shall not be unreasonably withheld, and will file, submit or publish any such Non-U.S. Prospectuses, together with such documents and exhibits thereto, official notices and circulars and any other documentation required by the relevant Non-U.S. Approval Agency in any such Non-U.S. Approval Jurisdiction as of the date of this Agreement to be so filed, submitted or published in connection with the Offer (such other documentation, together with any related Non-U.S. Prospectus, the “Non-U.S. Selling Material”) pursuant to applicable law, rules and regulations and in accordance with the deadlines therein specified. Argentina shall have complete authority to, and in its discretion may, terminate the Offer at any time on or prior to the Announcement Date (as defined in the Offer Material). Argentina will advise the Dealer Managers, promptly after it receives notice thereof, (i) when the Prospectus or any amendment or supplement thereto shall have been filed with the Commission, (ii) when any Non-U.S. Selling Material or any amendment or supplement thereto shall have been filed with, submitted to or published in the manner required by the relevant Non-U.S. Approval Agency, (iii) when any amendment to the Registration Statement (as defined in Section 8(a) hereof) shall

3

have become effective or the non-U.S. Selling Material, or any amendment or supplement thereto, shall have been approved by the relevant Non-U.S. Approval Agency, (iv) of any request (and, if in writing, will furnish the Dealer Managers a copy thereof) by the Commission, any Non-U.S. Approval Agency or any Other Agency for any amendment of the Registration Statement or any amendment of or any supplement to the Prospectus or any Non-U.S. Selling Material or for any additional information, (v) of the issuance by the Commission, any Non-U.S. Approval Agency or any Other Agency of any stop or similar order suspending the effectiveness of the Registration Statement or the approval of any Non-U.S. Selling Material or preventing or suspending the use of the Prospectus or any Non-U.S. Prospectus or any amendment or supplement thereto or the institution or threatening of any proceeding for such purpose and (vi) of the receipt by Argentina of any notification with respect to the suspension of the qualification of the New Securities for offer and delivery (including offer and delivery pursuant to applicable exemptions in any Non-U.S. Exempt Jurisdiction (as defined in Section 4(e) below)) pursuant to the Offer in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Subject to Argentina’s right to terminate the Offer, in its sole discretion, at any time on or prior to the Announcement Date, in the event of the issuance of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or the approval or use of any Non-U.S. Selling Material or any amendment or supplement thereto, preventing or suspending the use of the Prospectus or any amendment or supplement thereto or suspending any such qualification, Argentina will promptly use its best efforts to obtain the withdrawal of such order and will promptly from time to time during and following the Expiration Date of the Offer, take such action as the Dealer Managers may reasonably request to qualify the Offer and the New Securities for offering and sale under the securities laws of such jurisdictions in the United States of America and in the Non-U.S. Jurisdictions as the Dealer Managers may reasonably request and to comply with such laws so as to permit the continuance of the Offer and sales and dealings in the New Securities in such jurisdictions for as long as may be necessary to complete the Offer and the distribution of the New Securities; provided, however, that, in connection therewith Argentina shall not be required to file a general consent to service of process in any jurisdiction.

As used in this Agreement, “Launch Date”, with respect to any jurisdiction, shall mean the first date upon which holders may tender their Eligible Securities pursuant to the Offer in such jurisdiction.

(e)           Our offers and solicitations and your solicitations shall be made only in the United States, the jurisdictions identified in Annex I to this Agreement (the “Non-U.S. Approval Jurisdictions”) and the jurisdictions identified in Annex II to this Agreement (the “Non-U.S. Exempt Jurisdictions” and, together with the Non-U.S. Approval Jurisdictions, the “Non-U.S. Jurisdictions”), and shall be conducted (including without limitation in respect of the use and distribution of the Offer Material) in compliance with the laws, rules and regulations applicable in such Non-U.S. Jurisdictions and the limitations and qualifications set forth in the document dated the date hereof entitled “Foreign Jurisdiction Investment Restrictions” (the “Foreign Jurisdiction Restrictions”) and attached hereto as Annex III. No offers, distributions of the Offer Material or solicitation shall be made in any other jurisdiction without your prior written consent, which shall not be unreasonably withheld, and Argentina’s prior written consent. You agree that all material published in the Non-U.S. Jurisdictions in connection with the Offer will be issued on behalf of Argentina.

4

(f)            Argentina agrees that, if the delivery of a prospectus or similar document is required by the Act, the laws of any Non-U.S. Jurisdiction or any applicable rule or regulation thereunder at any time prior to the expiration of nine months after the time of issue of the Prospectus or any Non-U.S. Prospectus, as applicable, in connection with the offering or sale of the New Securities, Argentina will comply with all requirements imposed upon Argentina by the Act, as now and hereafter amended, and by the rules and regulations thereunder, and the laws of such Non-U.S. Jurisdiction, as now and hereafter amended, and the rules and regulations thereunder, in all cases as from time to time in force and so far as necessary to permit the continuance of sales of or dealings in the New Securities as contemplated by the provisions hereof and by the Offer Material; if at any time during such period, any event shall have occurred as a result of which the Prospectus as then amended or supplemented, or any Non-U.S. Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or any Non-U.S. Prospectus (which amendment or supplement shall not have been disapproved by the Dealer Managers, acting reasonably, promptly after reasonable notice thereof) in order to comply with the Act, the laws of any Non-U.S. Jurisdiction or applicable rules or regulations thereunder to notify the Dealer Managers and upon the Dealer Managers’ request, to prepare and furnish without charge to each Dealer Manager as many copies as it may from time to time reasonably request of an amended or supplement to the Prospectus or, any amended or any supplement to any Non-U.S. Prospectus which will correct such statement or omission or effect such compliance; and in case you are required under the Act, the laws of any Non-U.S. Jurisdiction or applicable rules or regulations thereunder to deliver a prospectus or similar document in connection with any sales of the New Securities at any time nine months or more after the time of issue of the Prospectus, upon the request but at the expense of such Dealer, to prepare and deliver to such Dealer Manager as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act or any amended or supplemented Non-U.S. Prospectus complying with the laws of any relevant Non-U.S. Approval Jurisdiction and applicable rules or regulations thereunder.

5.             Compensation. (a) Argentina agrees to pay the Dealer Managers as compensation for their services hereunder, and for their advisory services in structuring and arranging the transaction contemplated hereby, a fee equal to 0.275% of the aggregate outstanding principal amount of Placement Eligible Securities that are exchanged pursuant to the Offer, net of Retainer Fees (the “Placement Fees”). In addition, Argentina agrees to pay the Dealer Managers an incentive fee of 0.35% of the aggregate outstanding principal amount of Placement Eligible Securities that are exchanged pursuant to the Offer, net of the Placement Fees and Retainer Fees paid to the Dealer Managers in connection with the Offer, if holders (“holders”, solely for purposes of this Section 5(a), shall mean those holders of Eligible Securities, including securities listed in Schedule II hereof registered as of December 31, 2004 with Caja de Valores or any other clearing system located in Argentina) of at least 66 2/3% of the aggregate principal amount of Eligible Securities (including, solely for this purpose, securities listed in Schedule II hereof registered as of December 31, 2004 with Caja de Valores or any other clearing system located in Argentina) exchange their Eligible Securities (the “Incentive Fee”). Any Eligible Securities (including, solely for this purpose, securities listed in Schedule II hereof registered as of December 31, 2004 with Caja de Valores or any other clearing system located in Argentina) that are exchanged in any

5

Clean-Up Transaction (as defined in Section 5(b) hereof) shall be included in the calculation to determine whether such Incentive Fee threshold has been reached.

As used in this Agreement, the term “Placement Eligible Securities” shall mean the securities listed in Schedule II hereto, except to the extent that such securities are (i) tendered by Argentine Institutional Investors (as defined in Schedule II hereto) on or prior to the Expiration Date (or the expiration date of any Clean-up Transaction (as defined below), if applicable), as evidenced by (a) a letter from the Republic to the Dealer Managers and (b) a certificate from the relevant regulator to the Republic, a copy of which shall be delivered to the Dealer Managers, in each case indicating the aggregate principal amount of securities listed in Schedule II hereto tendered by Argentine Institutional Investors as of the Expiration Date (or the expiration date of any Clean-up Transaction, if applicable), (ii) tendered with Caja de Valores or any other clearing system located in Argentina on or prior to the Expiration Date, as certified to the Dealer Managers by Caja de Valores, or (iii) governed by Japanese law. In the case of clauses (i) and (ii), the Dealer Managers shall have received the letter and certification by no later than ten business days after the Expiration Date (or the expiration date of any Clean-up Transaction, if applicable). Argentina shall, to the extent reasonably requested by the Dealer Managers, provide additional evidence (consisting of copies of relevant tender documentation, a declaración jurada, or sworn statement, from the tendering holder confirming the aggregate principal amount of securities listed in Schedule II tendered by such holder, and other supporting documentation) to support the figures provided by Argentina in its letter pursuant to clause (i)(a) above, which additional evidence shall be provided by Argentina to the Dealer Managers by no later than the tenth business day after receipt by Argentina of such request.

As used in this Agreement, “Retainer Fees” has the meaning specified in the Pre-effective Amendment to the Engagement Letter among Argentina and the Dealer Managers, dated March 8, 2004, as amended or extended as of the effectiveness of this Agreement (the “Engagement Letter”), other than the U.S.$100,000 per Dealer Manager per month set forth in Annex B, Clause II, Section (A)(3) of the Engagement Letter.

(b)           If during the six-month period beginning the day following the Settlement Date (as defined in Section 5(c) hereof) (which period shall be extended by an additional six months if, not later than five New York business days before the end of such six-month period, more than 40% of the aggregate principal amount of Eligible Securities (including, solely for this purpose, securities listed in Schedule II hereof registered as of December 31, 2004 with Caja de Valores or any other clearing system located in Argentina) have been exchanged) Argentina shall complete an offer to exchange Eligible Securities for New Securities (any such transaction, a “Clean-Up Transaction”), Argentina shall pay the Dealer Managers 0.275% of the aggregate principal amount of Placement Eligible Securities that are exchanged pursuant to any such Clean-Up Transaction (the “Latecomer Fees” and, together with the Placement Fees and the Incentive Fee, the “Fees”).

(c)           For purposes of calculating the Fees payable pursuant to Section 5(a) and 5(b), the principal amount of the Eligible Securities that are not denominated in U.S. dollars shall be converted to U.S. dollars using the exchange rates in effect on December 31, 2003. The Fees shall be payable in U.S. dollars, in immediately available funds, to an account or accounts designated in writing by the Dealer Managers, and free and clear of any and all Argentine withholding taxes. Argentina acknowledges that no Fees will be deemed to have been paid unless they have been

6

irrevocably deposited into such account or accounts. Placement Fees and, if applicable, any Incentive Fee, shall be due and payable on the date that is one business day prior to the first date on which the Offer in any jurisdiction settles (the “Settlement Date”) provided Argentina has received from the Exchange Agent a certificate, substantially in the form attached hereto as Annex XII (the “Settlement Readiness Certificate”). Latecomer Fees and, if applicable, any Incentive Fee relating to any Clean-Up Transaction shall be due and payable on the date that is one business day prior to the settlement date of any such Clean-Up Transaction to which such Latecomer Fee or Incentive Fee relates, provided Argentina has received from the exchange agent in any such Clean-Up Transaction a Settlement Readiness Certificate. A “business day” as used in this Agreement is any weekday on which banking or trust institutions in New York City are not authorized generally or obligated by law, regulation or executive order to close.

(d)           The Dealer Managers agree to pay any dealers who are designated in accordance with the Offer or any Clean-Up Transaction as retail processing dealers (each, a “Retail Processing Dealer”) a fee equal to: (i) 0.03% of the aggregate principal amount of Eligible Securities tendered by or on behalf of a Retail Beneficial Owner pursuant to the Offer or any such Clean-Up Transaction, if 66 2/3% or less of the aggregate principal amount of the Eligible Securities is tendered and validly accepted by Argentina, or (ii) 0.05% of the aggregate principal amount of Eligible Securities tendered by or on behalf of a Retail Beneficial Owner pursuant to the Offer or any such Clean-Up Transaction, if greater than 66 2/3% of the aggregate principal amount of Eligible Securities is tendered and validly accepted by Argentina (such fee, the “Retail Processing Fee”). The Dealer Managers agree and acknowledge that they shall be solely responsible for the payment of any Retail Processing Fee and that the Retail Processing Dealers may only look to the Dealer Managers for payment of any such Retail Processing Fee. The obligation of the Dealer Managers to pay any Retail Processing Fee shall be subject to the conditions that the Dealer Managers shall have received payment in full of related fees and expenses due from Argentina in connection with the Offer and such fees and expenses are not subject to litigation in connection with the Offer. Under no circumstances shall Argentina be liable for payment of the Retail Processing Fee.

As used in this Agreement, a “Retail Beneficial Owner” of Eligible Securities is a beneficial owner of Eligible Securities that tenders Eligible Securities pursuant to the Offer or any Clean-Up Transaction with an aggregate principal amount of U.S.$250,000, £140,000, ¥27,000,000, €200,000, Sfr.310,000, Ps.730,000 or less, as the case may be.

(e)           Argentina and the Dealer Managers agree that upon execution, delivery and effectiveness of this Agreement, their prior agreement relating to the compensation and reimbursement of the Dealer Managers set forth in Section 3 of the Engagement Letter (and Annex B thereto) shall be superseded by the agreements relating to compensation and reimbursement set forth in this Agreement. This Agreement shall be deemed to be executed upon the publication of a Presidential decree that duly approves the terms and conditions of this Agreement (the “Presidential Decree”) (the date of such publication is referred to in this Agreement as the “Execution Date”), and shall become effective only if the first Launch Date pertaining to the offer in any jurisdiction contemplated in the Offer Materials (other than in Japan or Argentina) occurs on or prior to January 17, 2005 (or such other date as the Ministry of Economy and Production of Argentina, in its sole discretion, may determine), in which case this Agreement shall become effective as of such first Launch Date.

7

6.             Expenses. Argentina and you agree to pay and/or reimburse each other for costs and expenses (including reimbursement of legal fees) incurred in connection with the transactions contemplated hereby as set forth in Schedule I hereto. In the case of expenses (including legal fees) incurred for which the party required to make such payment or reimbursement has received an itemized invoice prior to the Execution Date, such payments or reimbursements shall be paid within ten business days of the Execution Date. In the case of expenses (including legal fees) incurred and for which the party required to make such payment or reimbursement has received an itemized invoice subsequent to the Execution Date, such expenses shall be payable no later than the earlier of (i) 60 days after receipt by the party required to make such payment or reimbursement of an itemized invoice specifying the expenses to be paid or reimbursed and (ii) immediately prior to the Settlement Date, provided that Argentina has received (A) an itemized invoice specifying the expenses to be paid or reimbursed and (B) from the Exchange Agent a Settlement Readiness Certificate.

7.             Information and Exchange Agents; Security Holder Lists; Review of Offers. (a)  In connection with the Offer, Argentina has appointed: (A) Georgeson Shareholder Communications Inc. to serve as information agent (the “Information Agent”) pursuant to an information agent agreement between Argentina and Georgeson Shareholder Communications Inc. dated November 1, 2004 (the “Information Agent Agreement”) and (B) The Bank of New York to serve as exchange agent (the “Exchange Agent”) pursuant to an exchange agent agreement between Argentina and The Bank of New York (the “Exchange Agent Agreement”) to be executed in connection with the Offer. Argentina agrees that the Dealer Managers shall be identified as a third party beneficiary of the provisions set forth in Section 9 of the Exchange Agent Agreement relating to the delivery of a certificate by the Dealer Managers to the Exchange Agent, confirming the payment of those Fees and expenses that are due and payable to the Dealer Managers on or prior to the Settlement Date (as provided in Section 5(c) and Section 6 of this Agreement), as a precondition to the settlement of the Offer. You are authorized to communicate directly with the Information Agent and the Exchange Agent and any other information agent, listing agent or exchange agent appointed by Argentina in connection with the Offer with respect to matters relating to the Offer.

(b)           Argentina agrees to furnish to you, to the extent the same is available to Argentina, cards or lists or copies thereof showing the names and addresses of, and principal amount of Eligible Securities held by, the registered holders of the Eligible Securities as of a recent date, and shall include a provision in its agreement with the Exchange Agent to inform you orally and in writing of acceptance notices received pursuant to the Offer and such other information as you may require in connection with your services hereunder, including, but not limited to, information in respect of Retail Processing Dealers. You agree to use such information only in connection with the Offer and not to furnish such information to any other person except in connection with the Offer.

(c)           Argentina and the Dealer Managers hereby agree that they will review the exchange offers received pursuant to the Offer beginning at 5:00 P.M., New York City time, on the Expiration Date or as soon as practicable thereafter.

8.             Representations, Warranties and Covenants of Argentina. Argentina represents, warrants and covenants to you that:

8

(a)           Argentina has filed with the Commission a registration statement (File No. 333-117111), which has become effective for registration under the Act of debt securities, including the New Securities (collectively, the “Securities”). Such registration statement, as amended at the date of this Agreement (including the prospectus constituting a part thereof and any prospectus supplement relating to the Securities) meets the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the Act and complies in all material respects with the rules and regulations of the Commission under the Act, the Release and Schedule B; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to Argentina’s knowledge, threatened by the Commission; the prospectus supplement relating to the Offer contained in such registration statement is hereinafter called the “Prospectus Supplement” the various parts of such registration statement, including all exhibits thereto at the time such part of such registration statement became effective, as amended at the time such part of such registration statement became effective, is hereinafter called the “Registration Statement” the basic prospectus relating to the Securities contained in the Registration Statement is hereinafter called the “Basic Prospectus” such Basic Prospectus, as supplemented by the Prospectus Supplement, and together with the Prospectus Supplement, is herein called the “Prospectus” and any reference to the Prospectus Supplement or Prospectus as amended or supplemented shall be deemed to refer to the Prospectus Supplement or Prospectus as amended or supplemented in relation to the Offer in the form in which it is filed with the Commission as part of the Registration Statement or pursuant to Rule 424(b) under the Act. Argentina will furnish to your counsel, without charge, copies of the Registration Statement (including three signed copies thereof with all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Announcement Date or the Settlement Date.

(b)           The Registration Statement, the Prospectus Supplement and the Basic Prospectus conform, and any further amendments or supplements to the Registration Statement, the Prospectus Supplement or the Basic Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information; the Registration Statement did not, as of the effective date of the Registration Statement, and will not, as of the applicable date of any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and the Prospectus, as amended or supplemented as of the applicable filing date thereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information.

(c)           In respect of the Non-U.S. Approval Jurisdictions, Argentina has filed or submitted the Non-U.S. Selling Material with, and published the Non-U.S. Selling Material in the form and manner specified by, the relevant Non-U.S. Approval Agency in accordance with and to the extent required by the applicable laws of the relevant Non-U.S. Approval Jurisdiction. Such Non-U.S. Selling Material as amended or supplemented at the Launch Date in the relevant Non-U.S. Approval jurisdiction complies in all material respects with applicable law, rules and regulations of the relevant Non-U.S. Approval Jurisdiction in which it was filed, submitted or published; and no

9

stop or similar order suspending the approval or use of any of the Non-U.S. Selling Material has been issued and no proceeding for that purpose has been initiated or, to Argentina’s knowledge, threatened by any Non-U.S. Approval Agency. Argentina will furnish to your counsel, without charge, copies of the Non-U.S. Selling Material and each amendment or supplement thereto at the time of its filing with or submission to, or upon its publication as required by, as the case may be, any Non-U.S. Approval Agency on or prior to the Announcement Date or the Settlement Date. Any reference to any Non-U.S. Selling Material as amended or supplemented shall be deemed to refer to the Non-U.S. Selling Material in the form in which it is filed with, submitted to or published as required by, as the case may be, the relevant Non-U.S. Approval Agency pursuant to applicable law, rules or regulations in the relevant Non-U.S. Approval Jurisdiction.

(d)           The Offer Material complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the United States federal securities laws and the laws of the Non-U.S. Approval Jurisdictions, and the Offer Material (as amended or supplemented, if amended or supplemented) does not contain nor will it contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information.

(e)           Assuming compliance by the Dealer Managers with the requirements of Section 4(e) hereof, no consent, approval, registration, authorization, order or qualification of or with any Other Agency in any Non-U.S. Exempt Jurisdiction is required for the consummation of the Offer or the offering, sale or delivery of the New Securities as contemplated by this Agreement or the Offer Material.

(f)            The execution and delivery of this Agreement, the Exchange Agent Agreement and the trust indenture to be entered into between Argentina and The Bank of New York, as trustee (the “Trust Indenture”, and together with the Exchange Agent Agreement and this Agreement, the “Transactional Documents”) and all other documents to be executed and delivered by Argentina hereunder or thereunder, the making of the Offer, the issuance and delivery of the New Securities to be issued pursuant to the Offer and the performance of the terms of such New Securities have been duly authorized and have been or will be duly executed and delivered by Argentina; and each of the Transactional Documents constitutes or will constitute, and upon due execution, authentication, issuance and delivery pursuant to the Offer, the New Securities to be issued pursuant to the Offer will constitute, valid and binding obligations of Argentina, enforceable against Argentina in accordance with their respective terms.

(g)           The execution and delivery of this Agreement and all other documents to be executed and delivered by Argentina hereunder, the making of the Offer, the issuance and delivery of the New Securities pursuant to the Offer and the performance of the terms of such New Securities constitute private and commercial acts rather than public or governmental acts; under the laws of Argentina, neither Argentina nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process; provided, however, that attachment prior to judgment or attachment in aid of execution will not be ordered by Argentine courts in respect of (i) the assets which constitute freely available reserves pursuant to sections 5 and 6 of the

10

Convertibility Law No. 23,928 (the “Convertibility Law”) as amended, (ii) property of the public domain located in the territory of Argentina that falls within the purview of sections 2337 and 2340 of the Civil Code of Argentina, (iii) property located inside or outside the territory of Argentina which is dedicated to providing an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Section 67 of Law No. 11,672 (t.o. 1999), as supplemented by Sections 94, 95 and 96 of Law No. 25,401 (the “Permanent Supplementary Budget Law”), (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, (vi) property not used for commercial activity that is entitled to the immunities of the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”), (vii) property used by a diplomatic, governmental or consular mission of Argentina and (viii) property of a military character or under the control of a military authority or defense agency of Argentina; the courts of Argentina, in general, can only render judgments against Argentina that can be enforced against Argentina to the extent permitted by (i) the Law of Consolidation of Public Debt No. 23,982, particularly Article 22 as supplemented by Law 25,344, Law No. 25,565 and Law No. 25,725, (ii) Law No. 3,952 as amended by Law No. 25,344 and (iii) the Permanent Supplementary Budget Law, particularly Article 68 as amended by Law No. 25,344; any judgment against Argentina of a court in the United States which satisfies the requirements of Articles 517 through 519 of Law No. 17,454, as amended by Law No. 22,434 (National Code of Civil and Commercial Procedures), is capable of being enforced in the courts of Argentina in accordance with the laws of Argentina, taking into account (i) the Law of Consolidation of Public Debt No. 23,982, particularly Article 22 as supplemented by Law 25,344, Law No. 25,565 and Law No. 25,725, (ii) Law No. 3,952 as amended by Law No. 25,344 and (iii) the Permanent Supplementary Budget Law, particularly Article 68 as amended by Law No. 25,344; and the waiver of immunity by Argentina contained or to be contained in the Transactional Documents and the New Securities, the appointment of the process agent in the Transactional Documents and the New Securities, the consent by Argentina to the jurisdiction of the courts specified in the Transactional Documents and the terms and conditions of such New Securities, and the provision that the laws of the State of New York and English law, as applicable, shall govern the Transactional Documents and such New Securities, are (or, in the case of the New Securities, will be, upon due execution, authentication, issuance and delivery thereof pursuant to the Offer and, in the case of the Trust Indenture, will be, upon due execution and delivery thereof) irrevocably binding on Argentina.

(h)           The execution and delivery of this Agreement and all other documents to be executed and delivered by Argentina hereunder, the making of the Offer, the issuance and delivery of the New Securities pursuant to the Offer and the performance of the terms of such New Securities do not result in the contravention or breach of any constitutional provision of Argentina.

(i)            Other than as set forth in the Prospectus and the Non-U.S. Prospectuses, Argentina is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed, and Argentina has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of Argentina or its ability to perform its obligations under the Transactional Documents or the New Securities; there is no provision of any treaty, convention,

11

statute, law, regulation, decree, court order or similar authority binding upon Argentina, nor any provision of any contract, agreement or instrument (including any fiscal agency agreement or indenture under which any Eligible Securities were issued) to which Argentina or any Governmental Agency is a party, which would be materially contravened or breached, or which would result in the creation of any lien or encumbrance, or under which a default would arise or a moratorium in respect of any obligations of Argentina or any Governmental Agency be effected, as a result of the execution and delivery by Argentina of the Transactional Documents, the making of the Offer and the issuance and delivery of the New Securities as contemplated in the Offer Material and in the Transactional Documents or as a result of the performance or observance by Argentina of any of the terms of the Transactional Documents or the New Securities.

As used in this Agreement, “Governmental Agency” means each agency, department, ministry, authority, statutory corporation or statutory body or judicial entity of Argentina or any political subdivision thereof, now existing or hereafter created, and any bank, corporation or other legal entity 51% or more of the capital or voting stock or other ownership interest of which is now or hereafter owned or controlled, directly or indirectly, by Argentina or any political subdivision thereof.

(j)            No Governmental Approval is required for the due execution, delivery and performance by Argentina of the Transactional Documents, the New Securities, the making of the Offer or the issuance and delivery of the New Securities as contemplated herein and in the Offer Material or for the validity or enforceability of this Agreement, the New Securities or the Trust Indenture against Argentina, except (i) Permanent Supplementary Budget Law No. 11,672, particularly Article 16, Law 24,156 of Financial Administration of the Public Sector, Law No. 25,827 approving the national budget for 2004 (the “2004 Budget”), (ii) Decree No. 1161, dated July 15, 1994, modified by Decree No. 986, dated August 6, 2001, and (iii) the publication of the Presidential Decree (collectively, the “Approvals”), all of which, including the Presidential Decree, have been duly obtained and are in full force and effect on the Execution Date and will be in full force and effect on the Launch Date, the Announcement Date and the Settlement Date.

As used in this Agreement, “Governmental Approval” means any approval, authorization, permit, consent, exemption or license and other action of or by, and any notice to or filing or registration with, Argentina, any Governmental Agency or any other governmental authority or agency or regulatory or administrative body of Argentina or any political subdivision thereof or therein (including, without limitation, any thereof relating to budget approvals and exchange controls).

(k)           Other than as set forth in the Prospectus and the Non-U.S. Prospectuses, there is no pending or, to the knowledge of Argentina after reasonable inquiry, threatened action or proceeding affecting the Offer, Argentina or any Governmental Agency before any court, governmental agency or arbitrator which may, individually or in the aggregate, materially adversely affect the financial condition of Argentina or which purports to affect the legality, validity or enforceability of the Transactional Documents, the Offer or the New Securities to be issued pursuant to the Offer.

(l)            Argentina is a member of, and, other than as set forth in the Prospectus and the Non-U.S. Prospectuses, is eligible to use the general resources of, the International Monetary Fund (the “IMF”); other than as set forth in the Prospectus and the Non-U.S. Prospectuses, the IMF has not

12

limited, pursuant to its Articles of Agreement or Rules and Regulations, the use by Argentina of the general resources of the IMF.

(m)          The Transactional Documents are or, upon due execution and delivery thereof, will be, as applicable, and the New Securities to be issued pursuant to the Offer, upon the due execution, authentication, issuance and delivery thereof pursuant to the Offer, will be, in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against Argentina.

(n)           To ensure the legality, validity, enforceability or admissibility in evidence in Argentina of the Transactional Documents or the New Securities to be issued pursuant to the Offer, it is not necessary that the Transactional Documents, such New Securities or any other document or instrument hereunder or thereunder be registered, recorded or filed with any court or other authority in Argentina or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Transactional Documents, such New Securities or any other document or instrument hereunder or thereunder, other than any court tax of such amount as may apply from time to time under applicable Argentine law in respect of the Transactional Documents, such New Securities or any other document or instrument hereunder or thereunder brought before the Argentine courts.

(o)           The New Securities to be issued pursuant to the Offer will constitute direct, unconditional, unsecured and unsubordinated obligations of Argentina; the full faith and credit of Argentina will be pledged for the due and punctual payment of the principal of, interest on, and any additional amount with respect to, such New Securities and the performance of the covenants therein contained; such New Securities will rank pari passu in priority of payment, in right to security and in all other respects with all other unsecured and unsubordinated External Indebtedness (as defined in the New Securities) of Argentina now or hereafter outstanding.

(p)           Under existing laws and regulations of Argentina, all payments on the New Securities issued pursuant to the Offer made to an individual that is a non-resident of Argentina or to a legal entity that is neither organized in, nor maintains a permanent establishment in, Argentina are free and exempt from any and all taxes, duties or other charges of whatsoever nature of Argentina.

(q)           The execution and delivery of the Transactional Documents, the New Securities to be issued pursuant to the Offer and all other documents to be executed and delivered by Argentina hereunder or thereunder, the incurrence of the obligations herein and therein set forth, the consummation of the transactions herein and therein contemplated and the issuance and delivery of the New Securities pursuant to the Offer do not, and will not, result in the exercise of, or right to exercise, any put, call or other option which, if exercised, might result in a material adverse change in the financial condition of Argentina and there are no puts, calls or other options to which Argentina is subject which if exercised would result in such a change.

(r)            Argentina will make generally available to its security holders in the United States and to you, as soon as practicable, a statement in reasonable detail in the English language of the revenues and expenditures of Argentina covering the first full fiscal year of Argentina commencing after the date hereof, which will satisfy the provisions of Section 11(a) of the Act.

13

(s)            Until the Settlement Date, Argentina will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any securities issued or guaranteed by Argentina that are denominated in U.S. dollars, euro, Japanese yen or Argentine pesos and have the same approximate maturity as any of the New Securities. Argentina will cause the Eligible Securities which are acquired by it pursuant to any exchange offer to be cancelled in accordance with their terms.

(t)            Argentina will apply for the listing of the New Securities on the Buenos Aires Stock Exchange and the Mercado Abierto Electrónico and will use its best efforts to cause such listing to be approved; Argentina will apply for the listing of the Pars, Discounts and GDP-linked Securities (each as defined in the Prospectus) on the Luxemburg Stock Exchange and on a regulated market organized and managed by Borsa Italiana S.p.A. and will use its best efforts to cause such listings to be approved.

(u)           So long as the New Securities are outstanding, Argentina will furnish to you copies of all reports and financial statements filed with the Commission or the Luxembourg Stock Exchange and the Buenos Aires Stock Exchange, as applicable.

(v)           Argentina has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems as contemplated by the Prospectus.

(w)          Argentina agrees that it will not announce the results of the Offer unless (i) each of the conditions set forth in Section 10 to be satisfied on or as of the Announcement Date have been satisfied or waived in writing by the Dealer Managers or (ii) such announcement is required by applicable law, rules or regulations; provided, however, that Argentina may, in consultation with the Dealer Managers, make public announcements regarding the allocation of Pars and Quasi-pars (including whether the limits on issuance of such New Securities have been reached) as it deems appropriate during the course of the Offer. In the case of clause (ii) of this Section 8(w), Argentina agrees that it will only announce the results of the Offer to the extent necessary to comply with such applicable law, rules or regulations.

(x)           Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Non-U.S. Prospectuses, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of Argentina, otherwise than as set forth in or contemplated in the Prospectus and the Non-U.S. Prospectuses.

(y)           The Exchange Agent Agreement, in the form approved by the Dealer Managers, has been executed by all parties thereto and copies thereof have been delivered to the Dealer Managers.

(z)            There is no law or regulation that would restrict Argentina’s ability to make payment to the Dealer Managers in U.S. dollars outside Argentina.

(aa)         No deduction or withholding applies to the compensation or reimbursement of expenses to be paid to the Dealer Managers hereunder. In the event that Argentina shall be required to make any deduction or withholding relating to taxes imposed by any jurisdiction, or any political subdivision or taxing authority thereof or therein, Argentina shall pay additional amounts such that the net amount received by each Dealer Manager after all such deductions and/or withholdings is not less than the sum such Dealer Manager would have received had no such

14

deduction or withholding been required or made. The preceding sentence shall not apply to any tax imposed on any Dealer Manager as a result of any connection between such Dealer Manager and the taxing jurisdiction other than entering into this Agreement and the transactions contemplated hereby.

(bb)        Argentina acknowledges and agrees that each Dealer Manager is controlled by a global financial services institution and as such may from time to time itself or through affiliates or business groups (together, “Dealer Manager Affiliates”) effect transactions, for their own respective accounts or the accounts of customers, and hold positions in securities or options on securities of Argentina and provide a variety of advice and services to their respective clients. Notwithstanding anything to the contrary in this Agreement, Argentina acknowledges and agrees that each Dealer Manager and Dealer Manager Affiliate, whether acting on its own behalf or on behalf of its clients, shall have the absolute right, in its sole discretion, in relation to Argentina, or the Offer, to provide services or advice, including research and recommendations (including public statements), on whether to participate in the transactions contemplated by this Agreement, which may be adverse to and conflict with the interests of Argentina in relation to the transactions contemplated by this Agreement or otherwise. In addition, Argentina acknowledges and agrees that each Dealer Manager and Dealer Manager Affiliate, whether acting on its own behalf or on behalf of its clients, shall have the absolute right, in its sole discretion, in relation to Argentina, and the Offer, to participate or decline to participate in the transactions contemplated by this Agreement and to exercise any legal or other rights and remedies available to it. Nothing in this Agreement is intended to obligate or commit any Dealer Manager or any Dealer Manager Affiliate to provide any services other than as set out herein.

(cc)         Argentina acknowledges and agrees that each Dealer Manager is subject to certain regulations and internal policies that apply to its research analysts and departments and that its research analysts may hold and make statements or investment recommendations and publish research reports with respect to Argentina, Argentina’s securities and the Offer that differ from the views of other of such Dealer Manager’s departments and from the views of Argentina. Argentina agrees that the appointment of each Dealer Manager hereunder is not conditioned upon the dissemination of or the failure to disseminate any such views or the content or publication of or failure to publish research reports with respect to Argentina’s debt securities or the Offer.

(dd)        Argentina agrees to enter into a dealer manager agreement with the Dealer Managers prior to any Clean-Up Transaction (each, a “Clean-Up Dealer Manager Agreement”). Any Clean-Up Dealer Manager Agreement shall be substantially identical to this Agreement and, unless waived in writing by the Dealer Managers, shall include the compensation and reimbursement of expenses provisions set forth in Section 5(b) and Section 6 hereof and the same conditions to closing set forth in Section 10 hereof. Any such Clean-Up Dealer Manager Agreement may incorporate by reference any of the provisions set forth herein.

9.	Representations and Covenants of the Dealer Managers.

(a)           Each Dealer Manager represents to the other Dealer Managers that it is a dealer actually engaged in the investment banking or securities business and that it is either (i) a member in good standing of the U.S. National Association of Securities Dealers, Inc. (the “NASD”) who agrees to comply with the Conduct Rules of the NASD or (ii) a dealer with its principal place of

15

business located outside the United States and not registered under the Securities Exchange Act of 1934, as amended. Each Dealer Manager hereby agrees with the other Dealer Managers to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD and, if it is a foreign dealer and not a member of the NASD, to comply with the NASD’s Interpretation with Respect to Free-Riding and Withholding, to comply, as though it were a member of the NASD, with provisions of Rules 2730 and 2750 of such Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to non-member foreign dealers.

(b)           Each Dealer Manager, with respect to those jurisdictions in which such Dealer Manager is performing its obligations under this Agreement, represents to Argentina that it has obtained all governmental or regulatory consents, approvals or authorizations necessary to be duly qualified and is duly qualified to perform its obligations under this Agreement.

(c)           Each Dealer Manager represents to Argentina that it has not made and will not make offers and solicitations with respect to the New Securities in any jurisdictions other than the United States and the Non-U.S. Jurisdictions, and that, with respect to such Dealer Manager, such offers and solicitations have been and will be conducted (including without limitation in respect of the use and distribution of the Offer Material) in compliance with the Foreign Jurisdiction Restrictions.

10.           Conditions. The obligations of the Dealer Managers hereunder shall at all times be subject, in their discretion, to the conditions that:

(a)           All representations and warranties and other statements of Argentina contained herein are now, and on the Launch Date, the Announcement Date, the Expiration Date and Settlement Date will be, true and correct.

(b)           Argentina at all times during the Offer shall have performed all of its obligations hereunder theretofore required to have been performed; and Argentina shall have paid all Fees and expenses (including reimbursement of legal fees) payable to the Dealer Managers under Section 5 and Section 6 hereof in the manner therein specified. In accordance with the terms of the Exchange Agent Agreement, the Exchange Agent shall not have given instructions for settlement of the New Securities on the Settlement Date if the Exchange Agent has not received a certificate from the Dealer Managers confirming receipt of such Fees and reimbursement of such expenses that are due and payable on or prior to the Settlement Date (as provided in Section 5(c) and Section 6 hereof).

(c)           (i) The Prospectus Supplement as amended or supplemented with respect to the Offer shall have been filed with the Commission as part of a post-effective amendment to the Registration Statement or pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act, the Non-U.S. Selling Material, as amended or supplemented with respect to the Offer, shall have been filed with, submitted to or published in the form and manner required by the relevant Non-U.S. Approval Agency within the applicable time period prescribed for such filing by applicable law, rules and regulations and in accordance with Section 4(d) hereof; (ii) no stop or similar order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the approval or use of the Non-U.S. Selling Material or any part thereof in any Non-U.S. Approval Jurisdiction, or preventing the use of the Prospectus in any Non-U.S. Exempt Jurisdiction in accordance with the Foreign Jurisdiction Restrictions, shall have been issued, and no proceeding for such purpose shall have

16

been initiated or threatened, by the Commission, any Non-U.S. Approval Agency or by any Other Agency in any Non-U.S. Exempt Jurisdiction and (iii) all requests for additional information on the part of the Commission or any Non-U.S. Approval Agency shall have been complied with to your reasonable satisfaction.

(d)           On the Launch Date pertaining to the Offer in the United States, the Expiration Date and the Announcement Date, Sullivan & Cromwell LLP, your United States counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Trust Indenture and the New Securities (in respect solely of New Securities governed by New York law), the Registration Statement, the Prospectus and such other related matters as you may reasonably request. Such counsel shall also, with respect to the Offer, have furnished you such written letter or letters, dated the respective date of delivery thereof, with respect to the Registration Statement and Prospectus as you may reasonably request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(e)           On each Launch Date pertaining to the Offer in the applicable Non-U.S Jurisdiction, the Expiration Date and the Announcement Date, Allen & Overy LLP (or its affiliates), your special European counsel (or other special counsel to you in particular Non-U.S. Jurisdictions), shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the New Securities (in respect solely of the New Securities governed by English law) and to such matters concerning the Offer in certain Non-U.S. Jurisdictions as you may reasonably request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f)            On the Launch Date pertaining to the Offer in Argentina, the Expiration Date and the Announcement Date, Bruchou, Fernández Madero, Lombardi & Mitrani, your Argentine counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the matters set forth in paragraphs (i) through (iv) and (vi) through (ix) of Annex IV hereto. Additionally, such counsel shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, (i) confirming that under existing laws and regulations of Argentina, all payments on the New Securities made to an individual that is a non-resident of Argentina or to a legal entity that is neither organized in, nor maintains a permanent establishment in, Argentina are free and exempt from any and all taxes, duties or other charges of whatsoever nature of Argentina, (ii) confirming the opinion set forth under the caption “Taxation — Argentine Taxation” in the Registration Statement and the Prospectus and (iii) addressing such other related matters as you may reasonably request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(g)           On the Launch Date pertaining to the Offer in the United States and on the Announcement Date, the Procurador del Tesoro de la Nación, counsel to Argentina shall have furnished to you his written opinion, dated the respective date of delivery thereof, to the effect set forth in Annex IV.

(h)           (i) On the Launch Date pertaining to the Offer in the United States, the Expiration Date and the Announcement Date, Cleary, Gottlieb, Steen & Hamilton, as special United States

17

counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex V hereto, (ii) on the Launch Date pertaining to the Offer in Germany, the Expiration Date and the Announcement Date, Cleary, Gottlieb, Steen & Hamilton, as special German counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex VI hereto, (iii) on the Launch Date pertaining to the Offer in Italy, the Expiration Date and the Announcement Date, Cleary, Gottlieb, Steen & Hamilton, as special Italian counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex VII hereto, (iv) on the Launch Date pertaining to the Offer in Luxembourg, the Expiration Date and the Announcement Date, Elvinger, Hoss & Prussen, as special Luxembourg counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex VIII hereto, (v) on the Launch Date pertaining to the Offer in Spain, the Expiration Date and the Announcement Date, Uria & Menendez, as special Spanish counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex IX hereto, (vi) on the Launch Date pertaining to the Offer in Denmark, the Expiration Date and the Announcement Date, Kromann & Reumert, as special Danish counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex X, and (vii) on the Launch Date pertaining to the Offer in the Netherlands, the Expiration Date and the Announcement Date, Cleary, Gottlieb, Steen & Hamilton, as special Dutch counsel to Argentina, shall have furnished to you their written opinions, dated the respective date of delivery thereof, to the effect set forth in Annex XI hereto.

(i)            On the first Launch Date, the Announcement Date and the Settlement Date, you shall have received a certificate from a duly authorized official of Argentina, dated the respective date of delivery, in which such official shall state that, to the best of his knowledge after reasonable investigation, (i) the representations and warranties of Argentina contained in Section 8 hereof are true and correct on and as of the date of this Agreement and of such certificate and (ii) none of the events described in Section 10(c)(ii) hereof has occurred.

(j)            On or prior to the Execution Date, Banco de la Nación Argentina shall have accepted its appointment as authorized agent of Argentina upon which process may be served in any action by you or any person controlling you, and arising out of or based upon this Agreement, which may be instituted in any State or Federal court in The City and State of New York; and you shall have received a copy of such acceptance.

(k)           On or prior to the Settlement Date, the Buenos Aires Stock Exchange and the Mercado Abierto Electrónico shall have approved the New Securities for listing; on or prior to the Settlement Date, the Luxemburg Stock Exchange shall have approved the Pars, Discounts and GDP-linked Securities (each as defined in the Prospectus) for listing.

(l)            On or prior to the first Launch Date, you shall have received certified copies of (i) each of the Approvals and (ii) all approvals, authorizations, consents and orders required for the issuance and delivery of the New Securities and the execution of the Transactional Documents, and all the Approvals and such other approvals, authorizations, consents and orders having been obtained, shall be in full force and effect.

18

(m)          On or prior to the Execution Date, each Launch Date, the Expiration Date and the Announcement Date, as applicable, you and your counsel shall have received such further documents, opinions and information as you may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Argentina in connection with the issuance and delivery of the New Securities as herein contemplated shall be satisfactory in form and substance to you.

(n)           Subsequent to the date hereof and on or prior to the Announcement Date, there shall not have occurred a material adverse change (whether or not foreseeable on the date of this Agreement) in financial, political or economic conditions in Argentina, the United States or elsewhere or in Argentine or international currency exchange rates or exchange controls as would in your opinion be likely to materially prejudice the success of the Offer, the delivery of New Securities as contemplated herein and the market for the New Securities.

(o)           Subsequent to the date hereof and on or prior to the Announcement Date, (i) trading in securities generally on the New York Stock Exchange, the Luxembourg Stock Exchange or the Buenos Aires Stock Exchange shall not have been suspended or limited or minimum prices shall not have been established on any such exchange; (ii) trading in any securities of Argentina on any exchange or in the over-the-counter market in the United States, the United Kingdom, Argentina or elsewhere shall not have been suspended or materially limited; (iii) a banking moratorium shall not have been declared either by Argentine, Italian, German, Luxembourg, United States Federal or New York State authorities, (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States or in Europe shall not have occurred or (v) there shall not have occurred any outbreak or escalation of major hostilities in which the United States or Argentina is involved, any declaration of war by the Congress of the United States or Argentina or any other substantial national or international calamity or emergency if, in the case of clauses (iv) and (v) hereof, in your opinion, such event would make it impractical or inadvisable to proceed with the completion of the Offer.

11.           Indemnification. (a) Argentina agrees (i) to indemnify and hold you harmless against any loss, damage, liability or claim, documented legal fees, and reasonable and documented expense (or action in respect thereof) (A) which arises out of or is based upon any untrue statement of a material fact contained in the Registration Statement or the Offer Material or in any amendment or supplement to any of the foregoing, or which arises out of or is based on the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Argentina shall not be liable to you in any such case to the extent that any such loss, claim, damage, expense, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Offer Material or any amendment or supplement thereto in reliance upon and in conformity with the Dealer Manager Information; or (B) which arises out of or is based upon a withdrawal, rescission, termination, extension or modification of or a failure to make or consummate the Offer; and (ii) to indemnify and hold each Dealer Manager harmless against any other loss, damage, liability or claim, documented legal fees, and reasonable and documented expense (or action in respect thereof) which otherwise arises out of or is based upon or asserted against such Dealer Manager in connection with its acting as Dealer Manager in connection with the Offer (including, without

19

limitation, the fee and payment arrangements contemplated herein and any actions brought by any party claiming to be a creditor of Argentina with respect to fees and payments made or to be made pursuant hereto) or rendering any financial advisory services to Argentina in connection with the Offer, except to the extent that any such loss, damage, expense, liability or claim referred to in clause (ii) of this Section 11(a) which has been determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review to have resulted primarily from such Dealer Manager’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement. Argentina also agrees to indemnify and hold you harmless against and reimburse you for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by you in connection with investigating, preparing for or defending against any such losses, damages, liabilities or claims, documented legal fees, and reasonable and documented expenses (or actions in respect thereof) promptly after such expenses are incurred, but in no event later than 90 days after an itemized invoice specifying the expenses to be indemnified has been received by Argentina. Argentina also agrees that, except as provided below, no Dealer Manager nor any of its affiliates, nor any partners, directors, agents, employees or controlling persons (if any), as the case may be, of any Dealer Manager or any of its affiliates, shall have any liability, in tort or contract or otherwise, to Argentina or any person asserting any claim on behalf of or in the right of Argentina for or in connection with any matter referred to in this Agreement except to the extent that any loss, damage, expense, liability or claim incurred by Argentina which has been determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review to have resulted from such Dealer Manager’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement.

(b)           Each Dealer Manager severally agrees to indemnify and hold harmless Argentina and each of its officials, including its authorized representative in the United States who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses as incurred which are based on and arise from the following information: the third paragraph of text under the caption of “Plan of Distribution” in the Prospectus Supplement, concerning long or short positions held by the Dealer Managers, the fourth paragraph of text under the caption of “Plan of Distribution” in the Prospectus Supplement, concerning an exemption from Rule 101 of Regulation M under the United States Securities Exchange Act of 1934, as amended, the fifth paragraph of text under the caption of “Plan of Distribution” in the Prospectus Supplement, concerning resales by Dealer Managers and the second sentence of the sixth paragraph of text under the caption “Plan of Distribution” in the Prospectus Supplement, concerning market making by the Dealer Managers and the corresponding information contained in any Non-U.S. Prospectus (collectively, the “Dealer Manager Information”). The Dealer Managers will reimburse Argentina for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by Argentina in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof) within a reasonable time after such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing

20

of the commencement thereof; provided that (i) the omission so to notify the indemnifying party shall not relieve it from any obligation which it may have hereunder to indemnify the indemnified party except to the extent it has been actually prejudiced in any material respect by such failure and (ii) the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than on account of this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall, with the advice of counsel, have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, (ii) the indemnifying party shall have failed within a reasonable time after notice of the action to assume the defense thereof and employ counsel as provided above, (iii) representation of both the indemnifying party and the indemnified party would be inappropriate or inadvisable due to actual or potential differing interests between the indemnifying party and the indemnified party, or (iv) the indemnifying party authorizes the indemnified party in writing to employ separate counsel at the expense of the indemnifying party, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that (i) the indemnifying party shall not be liable for the expenses of more than one separate counsel in each jurisdiction, approved by you in the case of paragraph (a) of this Section 11, representing all indemnified parties under such paragraph who are parties to such action) and (ii) such liability shall be only in respect of such counsel referred to in the proviso of the next preceding sentence.

(d)           Argentina shall not be liable for any settlement of any action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, Argentina agrees to indemnify and hold harmless each indemnified party as provided in this Section 11 from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment, unless it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities or expenses resulted primarily from the bad faith, gross negligence or willful misconduct of such indemnified party. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested Argentina to reimburse such indemnified party for legal or other expenses in connection with investigating, responding to or defending any action as contemplated by this Section 11, Argentina shall be liable for any settlement of any such action effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by Argentina of such request for reimbursement and (ii) Argentina shall not have

21

reimbursed such indemnified person in accordance with this Section 11 prior to the date of such settlement. An indemnifying party shall not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which indemnity could have been sought hereunder by an indemnified party unless such settlement (i) includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such action and (ii) does not contain any factual or legal admission by or with respect of the indemnified party.

(e)           If the indemnification provided for in this Section 11 is for any reason unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then Argentina, on the one hand, and the Dealer Managers, on the other, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative economic benefits received by Argentina, on the one hand, and the Dealer Managers, on the other, from the Offer. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then Argentina, on the one hand, and the Dealer Managers, on the other, shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Argentina, on the one hand, and the Dealer Managers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of Argentina, on the one hand, and the Dealer Managers, on the other, shall be deemed to be in the same proportion as the aggregate principal amount of the New Securities issued by Argentina pursuant to the Offer bears to the maximum aggregate Fees paid to the Dealer Managers in connection with the Offer (including any fees paid to the Dealer Managers pursuant to the Engagement Letter). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Argentina, on the one hand, or the Dealer Managers, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Argentina and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Managers’ obligations in this subsection (e) to contribute are several in proportion to your respective obligations hereunder and not joint.

(f)            In addition to any other rights or remedies that any indemnified party may otherwise have, the reimbursement, indemnity and contribution rights under this Section 11 shall extend upon the same terms and conditions to the affiliates, partners, directors, officers, agents, employees,

22

representatives and controlling persons (if any), as the case may be, of each of the Dealer Managers, any of their respective affiliates, or any of their respective agents, and shall be binding upon and inure to the benefit of any successors and assigns of Argentina and of you.

12.           Termination and Survival of Certain Provisions. (a) This Agreement may be terminated (a) by (i) the Dealer Managers if a majority of the Dealer Managers agree, with or without cause, to terminate this Agreement, which termination shall be effective upon five New York business days prior written notice to Argentina, (ii) the Dealer Managers if the conditions set forth in Section 10 hereof are not met or (iii) any Dealer Manager, with respect to itself, at any time, which termination shall be effective upon five New York business days prior written notice to Argentina, or (b) by Argentina if it determines to terminate or withdraw the Offer prior to consummation thereof. In the case of termination by the majority of Dealer Managers pursuant to Section 12(a)(i) or by any Dealer Manager with respect to itself pursuant to Section 12(a)(iii), the Dealer Managers or such terminating Dealer Manager, as the case may be, shall not be entitled to any Fees (other than, for the avoidance of doubt, the Retainer Fees) for any services rendered pursuant to this Agreement.

(b)           The termination and survival provisions contained in Section 12, the indemnity and contribution agreements contained in Section 11, the expense reimbursement agreements contained in Section 6, the fee agreement contained in Section 5 (to the extent the transactions contemplated hereby have been consummated), the representations and warranties of Argentina set forth in this Agreement and the submission to jurisdiction contained in Section 14 shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Offer or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any indemnified party, and (c) the completion of your services hereunder.

(c)           If Argentina terminates a Dealer Manager’s appointment hereunder other than for a material breach of such Dealer Manager’s obligations set out herein, or if a Dealer Manager shall terminate its appointment hereunder because of (i) a material breach of Argentina’s obligations set out herein, or (ii) any failure by Argentina to make a payment when due and payable hereunder, then Argentina agrees that if, at any time during the period of six months after such termination, Argentina or any of Argentina’s affiliates shall conduct any debt exchange, or amendment process or any related or similar transactions of the kind contemplated hereunder in respect of the Eligible Securities, Argentina shall pay to such Dealer Manager an amount equal to the fees that such Dealer Manager would otherwise have been entitled to receive under this Agreement.

13.	Jurisdiction.

(a)           Subject to Section 13(f), Argentina irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, and the courts of Argentina (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues arising out of or in connection with this Agreement (a “Related Proceeding”). Argentina agrees that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which Argentina is or may be subject (the “Other Courts”), by a suit upon such judgment.

23

(b)           Argentina hereby irrevocably and unconditionally waives, the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum.

(c)           Subject to Section 13(f), Argentina hereby appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by Argentina as its agent for such purpose, Argentina will appoint CT Corporation System, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding, any action or proceeding to enforce or execute any Related Judgment, in either case brought against it in any New York state or federal court sitting in the Borough of Manhattan, The City of New York. Such appointment shall be, in the case that New Securities are not issued pursuant to the Offer, irrevocable, or, in the case that New Securities are issued pursuant to the Offer, irrevocable for as long as any of the New Securities remain outstanding, except that, if for any reason, such Authorized Agent ceases to be able to act as such or to have an address in the Borough of Manhattan, The City of New York, Argentina will appoint another person in the Borough of Manhattan, The City of New York, selected in its discretion, as such Authorized Agent. Prior to the effectiveness of this Agreement, Argentina shall obtain the consent of Banco de la Nación Argentina to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Dealer Managers. Argentina shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, The City of New York, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon Argentina. Nothing in this Section 13(c) shall affect the right of the Dealer Managers to serve legal process in any other manner permitted by law or affect the right of the Dealer Managers to bring any action or proceeding against Argentina or its property in the courts of other jurisdictions.

(d)           The appointment and acceptance of jurisdiction set out above is intended to be effective upon execution of this Agreement without further act by Argentina before any such court and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.

(e)           Subject to Section 13(f), to the extent that Argentina or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, Argentina irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the Immunities Act (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and

24

Argentina shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) assets that constitute freely available reserves pursuant to Sections 5 and 6 of Law No. 23,928, as amended, (ii) property in the public domain located in the territory of Argentina that falls within the purview of sections 2337 and 2340 of the Civil Code of Argentina, (iii) property located in or outside the territory of Argentina that provides an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Section 67 of Law No. 11,672 (t.o. 1999), as supplemented by Sections 94, 95 and 96 of Law No. 25,401, (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, (vi) property not used for commercial activity that is entitled to the immunities of the Immunities Act, (vii) property used by a diplomatic, governmental or consular mission of Argentina and (viii) property of a military character or under the control of a military authority or defense agency of Argentina.

This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of this Agreement and under no circumstances shall it be interpreted as a general waiver of Argentina or a waiver with respect to proceedings unrelated to this Agreement. Insofar as this waiver relates to the jurisdiction in which an Other Court is located, Argentina extends it solely for the purpose of enabling the Dealer Managers to enforce or execute a Related Judgment.

(f)            Argentina reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws, and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the Dealer Managers and the other specified persons to indemnification and contribution as set forth in Section 11 hereof.

14.           Currency. The payment of any amount due hereunder in U.S. dollars or any other currency (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of Argentina in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, Argentina shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of Argentina not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

15.           Severability. If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Offer and the agreements contained herein are not affected in any manner adverse to any party.

25

16.           Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.           Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon Argentina, you and the other indemnified parties, and each of your and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

18.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, except with respect to authorization and execution by Argentina, which shall be governed by the laws of Argentina.

19.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

20.           Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:

(a)           If to the Dealer Managers, at their respective addresses and facsimile numbers set forth on Schedule III hereof;

(b)	If to Argentina:

Ministry of Economy and Production

Hipólito Yrigoyen 250, Piso 10, Oficina 1029

1310 Buenos Aires, Argentina

Attn: Subsecretaria de Financiamiento

Facsimile: (5411) 4349-6259

21.           No Consequential Damages. No party hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof.

26

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

THE REPUBLIC OF ARGENTINA

By:	/s/ Guillermo Nielsen
	Name:	Guillermo Nielsen
	Title:	Secretary of Finance

Accepted as of the date

first set forth above:

BARCLAYS CAPITAL INC.

/s/ Carlos Mauleon
By:	Carlos Mauleon
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

/s/ Juan Casas
By:	Juan Casas
Title:	Managing Director

UBS SECURITIES LLC

/s/ Marcelo Delmar
By:	Marcelo Delmar
Title:	Managing Director

UBS SECURITIES LLC

/s/ Louis R. Eber
By:	Louis R. Eber
Title:	Managing Director

27

Schedule I

Expense Allocation for

the Offer. See (a) below.

Pursuant to Section 6 of the Dealer Manager Agreement (“DMA”)

(a)	Argentina agrees to pay and/or reimburse the Dealer Managers for the following costs and expenses they incur in connection with the transactions contemplated by the DMA:
•

Reasonable and documented fees and disbursements (including for (a) translations, (b) jurisdictional analysis and (c) NASD and Blue Sky Fees) of (i) Sullivan & Cromwell LLP, as United States counsel to the Dealer Managers, (ii) Allen & Overy, acting through its affiliated offices, as European law counsel to the Dealer Managers and (iii) Bruchou, Fernández Madero, Lombardi & Mitrani, as Argentine counsel to the Dealer Managers. Only for services rendered from and including December 17, 2004 through and including March 16, 2005, (A) reimbursements of fees and disbursements of the U.S. counsel to the Dealer Managers shall be limited to U.S. $183,000 per month, (B) reimbursements of fees and disbursements of the European law counsel to the Dealer Managers shall be limited to €70,000 per month and (C) reimbursement of fees and disbursements of Argentine counsel to the Dealer Managers shall be limited to $24,000 per month, provided that if the fees actually billed in any given month by any law firm are less than the limit set forth in the preceding clauses (A), (B), or (C), the difference between the amount actually billed  by such law firm during such month and the limit for such law firm for such month (as the same may have been adjusted in accordance with this clause) may be added to such law firm’s limit for the following month. In addition, Argentine counsel to the Dealer Managers shall be entitled to receive a success fee of $200,000 if the Offer is consummated. Any amount that exceeds these caps shall be the sole responsibility of the Dealer Managers. The Dealer Managers will share their portion of the expenses on a pro rata basis, based on the Fees paid to each Dealer Manager as a percentage of total Fees paid.

(b)	Argentina will directly pay for the following cost and expenses incurred in connection with the transactions contemplated by the DMA, to the extent they are deemed necessary by Argentina:
• Fees and disbursements of Argentina’s Counsel.
• Expenses of road show and investor functions (including any Bloomberg road show) that are incurred by Argentina or Argentina’s officials. See (d) below
• Luxembourg, Buenos Aires and other listing and listing agency fees.
• Rating agency fees.

28

	•	Fees payable by Argentina to other agents in connection with the Offer, including fees payable to the Information Agent, the Exchange Agent and the Indenture Trustee.
	•	Expenses of printing/delivery of Offer Material (including any expenses for printing and delivering documents pursuant to Section 4(3) of the U.S. Securities Act of 1933, as amended).
	•	SEC and other regulatory filing fees and related expenses.
	•	Tombstone Ads
	•	Fees payable in connection with any Public Relations firm engaged by or at the written instruction of the Republic.
(c)	This expense allocation will apply irrespective of whether the transactions contemplated by the DMA are consummated.
(d)

Each of the Dealer Managers shall be responsible for its own expenses in connection with any road show and investor functions (including any Bloomberg road show) and for its own travel expenses, including airfare and other transportation, lodging and communication expenses and other miscellaneous expenses in connection with the Offer and the DMA.

29

Schedule II

Eligible Securities

The securities listed below constitute “Eligible Securities” for purposes of the Dealer Manager Agreement to which this schedule is attached, except to the extent that such securities are (i) held by Argentine Institutional Investors as of December 31, 2004, as evidenced by (a) a letter from the Republic to the Dealer Managers and (b) a certificate from the relevant regulator to the Republic, a copy of which shall be delivered to the Dealer Managers, in each case indicating the aggregate principal amount of securities listed in this Schedule II held by Argentine Institutional Investors as of December 31, 2004, (ii) registered with Caja de Valores or any other clearing system located in Argentina as of December 31, 2004, as certified to the Dealer Managers by Caja de Valores or (iii) governed by Japanese law. In the case of clauses (i) and (ii) above, the Dealer Managers shall have received the letter and certification by no later than the first Launch Date. Argentina shall, to the extent reasonably requested by the Dealer Managers, provide additional evidence (consisting of copies of relevant tender documentation, a declaración jurada, or sworn statement, from the tendering holder confirming the aggregate principal amount of securities listed in Schedule II tendered by such holder, and other supporting documentation) to support the figures provided by Argentina in its letter pursuant to clause (i)(a) above, which additional evidence shall be provided by Argentina to the Dealer Managers by no later than the tenth business day after receipt by Argentina of such request.

For purposes of this Schedule II and the Dealer Manager Agreement, the term “Argentine Institutional Investor” shall mean any financial institution, any institution that administers pension and retirement funds, any institution that administers mutual investment funds and any insurance company, in each case organized under Argentine law or qualified to act as such under Argentine law.

If, for any reason whatsoever, the securities listed below vary from or are in any manner inconsistent with the securities listed in Annex A to the Prospectus Supplement and identified under the caption “Eligible Securities”, then the securities listed below shall be deemed to be replaced in their entirety by such securities listed in Annex A to the Prospectus Supplement.

Letras Externas, Argentine peso 11.75% due 2007
Letras Externas, Argentine peso 8.75% due 2002
Letras Externas, Austrian schillings 7% due 2004
Letras Externas, euro 8.75% due 2003
Letras Externas, euro 10% due 2005
Letras Externas, euro EURIBOR + 5.10% due 2004
Letras Externas, euro 8.125% due 2004
Letras Externas, euro 9% due 2005
Letras Externas, euro 9.25% due 2004
Letras Externas, euro 10% due 2007
Letras Externas, euro Fixed-rate due 2028
Strip Coupon, euro Fixed-rate due 2006
Strip Coupon, euro Fixed-rate due 2011
Strip Coupon, euro Fixed-rate due 2016
Strip Coupon, euro Fixed-rate due 2021
Strip Coupon, euro Fixed-rate due 2026
Letras Externas, euro 8.50% due 2010
Letras Externas, euro 10.50% 2000 and 7% 2001-2004 due 2004
Letras Externas, euro 7.125% due 2002
Letras Externas, British pounds sterling 10% due 2007
Letras Externas, Italian lira 11% due 2003
Letras Externas, Italian lira 10% due 2007
Letras Externas, Italian lira LIBOR + 1.6% due 2004
Letras Externas, Italian lira 10% 1997-1999 and 7.625% 1999-2007 due 2007
Letras Externas, Italian lira 9.25% 1997-1999 and 7% 1999-2004 due 2004
Letras Externas, Italian lira 9% 1997-1999 and 7% 1999-2004 due 2004
Letras Externas, Italian lira 10.375% 1998-2000 and 8% 2001-2009 due 2009

30

Letras Externas, Italian lira LIBOR + 2.5% due 2005
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 38)
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 40)
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 36)
Letras Externas, Japanese yen 6% due 2005
Letras Externas, Japanese yen 4.4% due 2004
Letras Externas, Japanese yen 3.5% due 2009
Letras Externas, U.S. dollar LIBOR + 5.75% due 2004
Letras Externas, U.S. dollar BADLAR + 2.98% due 2004 (Series 75)
Strip Interest 01/02
Strip Interest 02/02
Strip Interest 03/02
Strip Interest 04/02
Strip Interest 05/02
Strip Interest 06/02
Strip Interest 07/02
Strip Interest 08/02
Strip Interest 09/02
Strip Interest 10/02
Strip Interest 11/02
Strip Interest 12/02
Strip Interest 01/03
Strip Interest 02/03
Strip Interest 03/03
Strip Interest 04/03
Strip Interest 05/03
Strip Interest 06/03
Strip Interest 07/03
Strip Interest 08/03
Strip Interest 09/0 [3]
Strip Interest 10/03
Strip Interest 11/03
Strip Interest 12/03
Strip Interest 01/04
Strip Interest 02/04
Strip Interest 03/04
Strip Interest 04/04
Strip Interest 05/04
Strip Principal 05/11/03
Strip Principal 08/11/03
Strip Principal 11/11/03
Strip Principal 02/11/04
Strip Principal 05/11/04
Letras Externas, U.S. dollar BADLAR + 2.98% due 2004 (Series 75) (Tranch 7)
Strip Interest 01/02 T.7
Strip Interest 02/02 T.7
Strip Interest 03/02 T.7
Strip Interest 04/02 T.7
Strip Interest 05/02 T.7
Strip Interest 06/02 T.7
Strip Interest 07/02 T.7
Strip Interest 08/02 T.7
Strip Interest 09/02 T.7
Strip Interest 10/02 T.7
Strip Interest 11/02 T.7
Strip Interest 12/02 T.7
Strip Interest 01/03 T.7
Strip Interest 02/03 T.7
Strip Interest 03/03 T.7
Strip Interest 04/03 T.7
Strip Interest 05/03 T.7
Strip Interest 06/03 T.7
Strip Interest 07/03 T.7
Strip Interest 08/03 T.7
Strip Interest 09/03 T.7
Strip Interest 10/03 T.7
Strip Interest 11/03 T.7
Strip Interest 12/03 T.7
Strip Interest 01/04 T.7
Strip Interest 02/04 T.7
Strip Interest 03/04 T.7
Strip Interest 04/04 T.7
Strip Interest 05/04 T.7
Strip Principal 05/11/03 T.7
Strip Principal 08/11/03 T.7
Strip Principal 11/11/03 T.7
Strip Principal 02/11/04 T.7
Strip Principal 05/11/04 T.7
Letras Externas, U.S. dollar ENCUESTA + 4.95% due 2004 (Series 74)
Strip Interest 01/02
Strip Interest 02/02
Strip Interest 03/02
Strip Interest 04/02
Strip Interest 05/02
Strip Interest 06/02
Strip Interest 07/02
Strip Interest 08/02
Strip Interest 09/02
Strip Interest 10/02
Strip Interest 11/02
Strip Interest 12/02
Strip Interest 01/03
Strip Interest 02/03
Strip Interest 03/03
Strip Interest 04/03
Strip Interest 05/03
Strip Interest 06/03
Strip Interest 07/03
Strip Interest 08/03
Strip Interest 09/03
Strip Interest 10/03
Strip Interest 11/03
Strip Interest 12/03
Strip Interest 01/04
Strip Interest 02/04
Strip Interest 03/04
Strip Interest 04/04
Strip Interest 05/04
Strip Principal 05/11/05
Strip Principal 08/11/03
Strip Principal 11/11/03
Strip Principal 02/11/04
Strip Principal 05/11/04
Letras Externas, U.S. dollar ENCUESTA + 4.95% due 2004 (Series 74) (Tranch 7)
Strip Interest 01/02 T.7

31

Strip Interest 02/02 T.7
Strip Interest 03/02 T.7
Strip Interest 04/02 T.7
Strip Interest 05/02 T.7
Strip Interest 06/02 T.7
Strip Interest 07/02 T.7
Strip Interest 08/02 T.7
Strip Interest 09/02 T.7
Strip Interest 10/02 T.7
Strip Interest 11/02 T.7
Strip Interest 12/02 T.7
Strip Interest 01/03 T.7
Strip Interest 02/03T.7
Strip Interest 03/03 T.7
Strip Interest 04/03 T.7
Strip Interest 05/03 T.7
Strip Interest 06/03 T.7
Strip Interest 07/03 T.7
Strip Interest 08/03 T.7
Strip Interest 09/03 T.7
Strip Interest 10/03 T.7
Strip Interest 11/03 T.7
Strip Interest 12/03 T.7
Strip Interest 01/04 T.7
Strip Interest 02/04 T.7
Strip Interest 03/04 T.7
Strip Interest 04/04 T.7
Strip Interest 05/04 T.7
Strip Principal 05/11/03 T.7
Strip Principal 08/11/03 T.7
Strip Principal 11/11/03 T.7
Strip Principal 02/11/04 T.7
Strip Principal 05/11/04 T.7
Bonds, German deutsche mark 7% due 2004
Bonds, German deutsche mark 8% due 2009
Bonds, German deutsche mark 7.875 % due 2005
Bonds, German deutsche mark 14% 1999-2000 and 9% 2001-2008 due 2008
Bonds, German deutsche mark medium-term 2002 10.5%
Bonds, German deutsche mark medium-term 2003 10.25%
Bonds, German deutsche mark 2006 11.25%
Bonds, German deutsche mark 11.75% due 2011
Bonds, German deutsche mark 9% due 2003
Bonds, German deutsche mark 12% due 2016
Bonds, German deutsche mark 11.75% due 2026
Bonds, German deutsche mark 8.5% due 2005
Bonds, euro 11% 1999-2001 and 8% 2002-2008 due 2008
Bonds, euro 8% 1999-2002, 8.25% 2002-2006 and 9% 2007-2010 due 2010
Bonds, euro 9% due 2003
Bonds, euro 10% due 2007
Bonds, euro 9% due 2006
Bonds, euro 10% due 2004
Bonds, euro 9.75% due 2003
Bonds, euro 10.25% due 2007
Bonds, euro 15% 2000-2001 and 8% 2002-2008 due 2008
Bonds, euro 9.5% due 2004
Bonds, euro 9% due 2009
Bonds, euro 8.5% due 2004
Bonds, euro 9.25% due 2002
Bonds, Swiss franc 7% due 2003
Bonds, euro 8% due 2002
Bonds, euro EURIBOR + 4% due 2003
Samurai Bonds, Japanese yen 5% due 2002
Samurai Bonds, (Series 5) 5.40% due 2003
Samurai Bonds, Japanese yen (Series 6) 5.125% due 2004
Samurai Bonds, Japanese yen (Series 7) 4.85% 2000-2005
Discount Bonds, German deutsche mark DEM L+0.8125% due 2023
Par Bonds, German deutsche mark DEM 5.87% due 2023
Global Bonds, Argentine peso 10% 2001-2004 and 12% 2004-2008 due 2008
Global Bonds, euro 8.125% due 2008
Global Bonds, 7% 2001-2004 and 15.5% 2004-2008 due 2008
Global Bonds, U.S. dollar 12.25% due 2018
Global Bonds, U.S. dollar 12% due 2031 (capitalized)
Discount Bonds, U.S. dollar L + 0.8125% due 2023 (BR) and (RG)
Par Bonds, U.S. dollar 6% due 2023 (BR) and (RG)
Bonds, U.S. dollar floating rate L + 0.8125% (BR) and (RG)
Global Bonds, U.S. dollar 8.375% due 2003
Alternative Participation Instruments, U.S. dollar 4% due 2013
Global Bonds, U.S. dollar 11% due 2006
Global Bonds, U.S. dollar 11.375% due 2017
Global Bonds, U.S. dollar 9.75% due 2027
Adjustable Margin Bonds, U.S. dollar due November 2002 (Span 02)
Bonds, U.S. dollar variable rate due 2005 (FRAN)
Global Bonds, U.S. dollar amortizing 8.875% due 2029
Global Bonds, U.S. dollar 11% due 2005
Global Bonds, U.S. dollar 12.125% due 2019
Global Bonds, U.S. dollar 11.75% due 2009
Global Bonds, U.S. dollar zero-coupon due October 2003 (Series E)
Global Bonds, U.S. dollar zero-coupon due October 2003 (Series F)
Global Bonds, U.S. dollar 10.25% due 2030
Global Bonds, U.S. dollar 12% due 2031
Global Bonds, U.S. dollar 12.375% due 2012
Global Bonds, U.S. dollar 12% due 2020
Global Bonds, U.S. dollar 11.375% due 2010
Global Bonds, U.S. dollar 11.75% due 2015
Bonds, Spanish peseta 7.5% due 2002
Bonds, euro 14% 2000-2001 and 8% 2002-2008 due 2008
Bonds, euro 10% 1999-2001 and 8% 2002-2008 due 2008 (fungible)
Bonds, 1992 (Bonex 92)
Bonds, 1992 (Bonex 92) March 2002 interest coupon
Bontes, 9.9375% due 2027
Bontes, 11.25% due 2004
Bontes, 11.75% due 2006

32

Bontes, 11.75% due 2003
Bontes, 12.125% due 2005
Bontes, 8.75% due 2002
Bontes, variable rate ENCUESTA+ 3.2% due 2003
Bono del Gobierno Nacional, 9% due 2002 (RML)
Pagaré o Bono del Gobierno Nacional, variable rate ENCUESTA + 5.8% due 2006
Bono Pagaré, Series A ENCUESTA + 5.8% due 2002
Bono Pagaré, Series B BADLAR + 3% due 2002
Bono Pagaré, Series C BADLAR + 0.75% due 2002
Bono Pagaré, Series III ENCUESTA + 4% due 2002
Bono Pagaré, Series IV ENCUESTA + 3.3% due 2002
Bono Pagaré, Series V ENCUESTA + 5.8% due 2002
Bono Pagaré, Series VI ENCUESTA + 4.35% due 2004
Pagaré, fixed rate Series I 14.75% due 2002 (HEXAGON II)
Pagaré, fixed rate Series II 14.75% due 2002 (HEXAGON III)
Pagarés, U.S. dollar floating rate BADLAR + 4.5% due 2006 (RADAR III)
Pagarés, U.S. dollar floating rate BADLAR + 4.5% due 2006 (RADAR IV)
Pagarés, U.S. dollar floating rate BADLAR + 4% due 2005 (HEXAGON IV)
Pagarés, U.S. dollar floating rate Series I BADLAR + 4.5% due 2007 (CELTIC I)
Pagarés, U.S. dollar floating rate Series I BADLAR + 4.05% due 2003 (RADAR I)
Pagarés, U.S. dollar floating rate Series II BADLAR + 4.05% due 2003 (RADAR II)
Pagarés, U.S. dollar floating rate Series II BADLAR + 4.5% due 2007 (CELTIC II)
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pre 6)
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4)
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon January 2002
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon February 2002
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon March 2002
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2)
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon January 2002
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon February 2002
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon March 2002
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4)
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon December 2001
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon January 2002
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon February 2002
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pro 6)
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pro 6) Amortizing Payment Coupon January 2002
Debt Consolidation Bonds, U.S. dollar 4th Series (Pro 8)
Debt Consolidation Bonds, U.S. dollar 5th Series (Pro 10)
Debt Consolidation Bonds, U.S. dollar 5th Series (Pro 10) Interest Coupon
Treasury Bonds, capitalized interest 11.49128% 2000-2020
Capitalized Certificates, U.S. dollar 10.5% 1998-2018
Hydrocarbon Royalties Restructuring Bonds
Hydrocarbon Royalties Restructuring Bonds, Amortizing Payment Coupons January 2002
Hydrocarbon Royalties Restructuring Bonds, Amortizing Payment Coupons February 2002
Hydrocarbon Royalties Restructuring Bonds, Amortizing Payment Coupons March 2002
Ferrobonos
Letra del Tesoro 90 due March 2002
Letra del Tesoro 105 due February 2002
Letra del Tesoro 106 due March 2002
Letra del Tesoro 108 due February 2002
Letra del Tesoro 109 due March 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3)
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due January 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due February 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due March 2002
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1)
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due January 2002
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due February 2002
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due March 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3)
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due December 2001
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due January 2002
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due February 2002
Debt Consolidation Bonds, Argentine peso 3rd Series (Pro 5)

33

Debt Consolidation Bonds, Argentine peso 3rd Series (Pro 5) Amortizing Payment Coupon due January 2002
Debt Consolidation Bonds, Argentine peso 5th Series (Pro 9)
Debt Consolidation Bonds, Argentine peso 5th Series (Pro 9) Payment Coupon due January 2002
Letes Bice due July 2002
Derechos Creditorios

34

Schedule III

Dealer Managers

Barclays Capital Inc.

200 Park Avenue

New York, NY 10166

Att.: Latin America Debt Capital Markets Desk

Facsimile: (212) 412-1615

With a copy, for information purposes only:

Att: Office of the General Counsel

Facsimile: (212) 412-7519

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080

Att.: Global Origination Counsel Group

Facsimile: (212) 449-3207

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Att.: Latin American Debt Capital Markets

Facsimile: (203) 719-2021

With a copy, for information purposes only:

Att: Legal Department

Facsimile: (203) 719-0680

35

Annex I

Non-U.S. Approval Jurisdictions

(Pursuant to Section 4(e) of the Dealer Manager Agreement)

Jurisdiction	Relevant Regulatory Agency or Agencies
Denmark	The Danish Securities Council
Germany	Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht)
Italy	Commissione Nazionale per le Società e la Borsa The Bank of Italy
Luxembourg	Luxembourg Stock Exchange Commission de Surveillance du Secteur Financier
The Netherlands	Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten)
Spain	Comisión Nacional del Mercado de Valores

I-1

Annex II

Non-U.S. Exempt Jurisdictions

(Pursuant to Section 4(e) of the Dealer Manager Agreement)

Argentina

Austria

Bahrain

Belgium

Canada

Cayman Islands

Channel Islands (Jersey only)

France

Hong Kong

Ireland

Monaco

Netherlands Antilles

Portugal

Singapore

Switzerland

The United Kingdom

Uruguay

II-1

Annex III

Foreign Jurisdiction Investment Restrictions

III-1

Annex IV

Form of Opinion of the Procurador del Tesoro de la Nación, counsel to Argentina

(Pursuant to Section 10(g) of the Dealer Manager Agreement)

(i)            The making of the Offer, the offer, issuance and delivery of the New Securities pursuant to the Offer in the forms approved by Argentina as of the date hereof and the execution and delivery of the Transactional Documents and all other documents executed and delivered by Argentina hereunder and thereunder and the performance of the terms thereof have been duly authorized by Argentina, and constitute or will constitute, and upon due execution, authentication, issuance and delivery pursuant to the Offer, the New Securities to be issued pursuant to the Offer will constitute, valid and binding obligations of Argentina, enforceable against Argentina in accordance with their respective terms.1

(ii)           There is no provision of any treaty, convention, statute, law, regulation, decree, nor to such counsel’s knowledge, after due inquiry, any court order or similar authority binding upon Argentina, nor any provision of any contract, agreement or instrument to which Argentina or any Governmental Agency is a party, which would be materially contravened or breached, or which would result in the creation of any lien or encumbrance, or under which a default would arise or a moratorium in respect of any obligations of Argentina or any Governmental Agency be effected, as a result of the execution and delivery by Argentina of the Transactional Documents, the making of the Offer and the issuance and delivery of the New Securities as contemplated in the Offer Material and in the Transactional Documents or as a result of the performance or observance by Argentina of any of the terms of the Transactional Documents or the New Securities.

(iii)          The execution and delivery of this Agreement and all other documents to be executed and delivered by Argentina hereunder, the making of the Offer, the issuance and delivery of the New Securities pursuant to the Offer and the performance of the terms of such New Securities do not result in the contravention or breach of any constitutional provision of Argentina.

(iv)          No Governmental Approval is required for the due execution, delivery and performance by Argentina of the Transactional Documents, the New Securities, the making of the Offer or the issuance and delivery of the New Securities by Argentina as contemplated herein and in the Offer Material or for the validity or enforceability of the Transactional Documents or the New Securities, against Argentina, except the Approvals,

_________________________

1	Tenses used in this paragraph will vary based on the date of delivery of such opinion.

all of which have been duly obtained and are in full force and effect on the date of such counsel’s opinion.2

(v)           Other than as set forth in the Prospectus and the Non-U.S. Prospectuses, there is no pending or, to my knowledge after reasonable inquiry, threatened action or proceeding affecting the Offer, Argentina or any Governmental Agency before any court, governmental agency or arbitrator which may, individually or in the aggregate, materially adversely affect the financial condition of Argentina or which purports to affect the legality, validity or enforceability of the Transactional Documents or the New Securities.

(vi)          The execution and delivery of this Agreement and all other documents to be executed and delivered by Argentina hereunder, the making of the Offer, the issuance and delivery of the New Securities pursuant to the Offer and the performance of the terms of such New Securities constitute private and commercial acts rather than public or governmental acts; under the laws of Argentina, neither Argentina nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process; provided, however, that attachment prior to judgment or attachment in aid of execution will not be ordered by Argentine courts in respect of (i) the assets which constitute freely available reserves pursuant to sections 5 and 6 of the Convertibility Law No. 23,928 (the “Convertibility Law”) as amended, (ii) property of the public domain located in the territory of Argentina that falls within the purview of sections 2337 and 2340 of the Civil Code of Argentina, (iii) property located in or outside3 the territory of Argentina which is dedicated to providing an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Section 67 of Law No. 11,672 (t.o. 1999), as supplemented by Sections 94, 95 and 96 of Law No. 25,401 (the “Permanent Supplementary Budget Law”), (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, (vi) property not used for commercial activity that is entitled to the immunities of the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”), (vii) property used by a diplomatic, governmental or consular mission of Argentina and (viii) property of a military character or under the control of a military authority or defense agency of Argentina; the courts of Argentina, in general, can only render judgments against Argentina that can be enforced against Argentina to the extent permitted by (i) the Law of Consolidation of Public Debt No. 23,982, particularly Article 22, as supplemented by Law No. 25,344, Law No. 25,565 and Law No. 25,725, (ii) Law No. 3,952, as amended by Law No. 25,344 and (iii) the Permanent Supplementary Budget Law, particularly Article 68, as amended by Law No. 25,344; any judgment against Argentina of a court in the United States which satisfies the requirements of Articles 517

_________________________

2        Opinion delivered as of the date hereof may except the resolution of the Secretary of the Treasury and the Secretary of Finance authorizing the issuance of the New Securities referred to in Section 8(k)(v).

3        The opinion of Bruchou, Fernández Madero, Lombardi & Mitrani pursuant to Section 10(f) of the Dealer Manager Agreement will not contain a statement regarding property located outside the territory of Argentina dedicated to providing an essential public service.

through 519 of Law No. 17,454, as amended by Law No. 22,434 (National Code of Civil and Commercial Procedures) is capable of being enforced in the courts of Argentina in accordance with the laws of Argentina, taking into account (i) the Law of Consolidation of Public Debt No. 23,982, particularly Article 22, as supplemented by Law No. 25,344, Law No. 25,565 and Law No. 25,725, (ii) Law No. 3,952, as amended by Law No. 25,344 and (iii) the Permanent Supplementary Budget Law, particularly Article 68 as amended by Law No. 25,344; Argentina’s waiver of immunity, the designation of the Authorized Agent for service of process, Argentina’s submission to the jurisdiction of U.S. state or federal courts sitting in the Borough of Manhattan, the City of New York (with respect to New Securities governed by New York law), the courts of England (with respect to New Securities governed by English law), and the courts of Argentina (with respect to all New Securities) and the choice of New York law and English law as governing law, as applicable, as set forth in the Transactional Documents and the terms and conditions of the New Securities, are valid and binding obligations of the Republic in accordance with the laws of Argentina.

(vii)        The Transactional Documents are, or will be, as applicable, and the New Securities, upon the due execution, authentication, issuance and delivery thereof pursuant to the Offer, will be in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against Argentina.4

(viii)       To ensure the legality, validity, enforceability or admissibility in evidence in Argentina of the Transactional Documents or the New Securities to be issued pursuant to the Offer, it is not necessary that the Transactional Documents and such New Securities or any other document or instrument hereunder or thereunder be registered, recorded or filed with any court or other authority in Argentina or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Transactional Documents, the New Securities or any other document or instrument hereunder or thereunder, other than any court tax of such amount as may apply from time to time under applicable Argentine law in respect of the Transactional Documents or such New Securities or any other document or instrument hereunder or thereunder brought before the Argentine courts.

(ix)          The New Securities to be issued pursuant to the Offer will constitute direct, unconditional, unsecured and unsubordinated obligations of Argentina; the full faith and credit of Argentina will be pledged for the due and punctual payment of the principal of, interest on, and any additional amount with respect to, such New Securities and the performance of the covenants therein contained; the New Securities will rank pari passu in priority of payment, in right to security and in all other respects with all other present and future unsecured and unsubordinated External Indebtedness (as defined in the New Securities) of Argentina now or hereafter outstanding.

(x)           In accordance with applicable regulations of the Republic of Argentina and Memorandum No. 438/2001 of the National Tax Division, a division of the Secretariat of

_________________________

4	Tenses used in this paragraph will vary based on the date of delivery of such opinion.

Public Revenues of the Ministry of Economy, the New Securities are exempt from the Value-Added Tax and the Income Tax. Any New Securities held by any person are not taxable under the Argentine Personal Asset Tax. Pursuant to Law No. 25,063 (Minimum Presumptive Income Tax), any New Securities held as of the end of each fiscal year and considered to be subject to Article 1 of Law 25,063, must be counted towards the taxable base of the Minimum Presumptive Income Tax payable by any corporation, civil association, foundation, sole proprietorship, trust (with the exception of financial trusts regulated in Articles 19 and 20 of Law 24,441), mutual investment fund (with the exception of common investment funds regulated in the first paragraph of Article 1 of Law 24,083) or permanent establishment, provided that any such entity is domiciled in Argentina.

In rendering such opinions, such counsel may state that the opinions referred to in this Annex IV are limited to the laws of Argentina, and such counsel may rely as to all matters governed by Italian law, German law, Luxembourg law, Spanish law, Danish law, Dutch law, the laws of the United States or the State of New York upon, and such opinions are subject to the qualifications, assumptions and exceptions set forth in, the opinions of Cleary, Gottlieb, Steen & Hamilton referred to in Annexes V, VI, VII and XI, the opinions of Elvinger, Hoss & Prussen referred to in Annex VIII, the opinions of Uria & Menendez referred to in Annex IX, and the opinion of Kronmann & Roumert referred to in Annex X, as applicable.

Annex V

Form of Opinion of Special United States Counsel to Argentina

(Pursuant to Section 10(h) of the Dealer Manager Agreement)

Writer’s Direct Dial: (212) 225-2982

[●], 2004

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith, Incorporated

UBS Securities LLC

(at their respective addresses set forth in Schedule set forth in Schedule III to the Dealer Manager Agreement referred to below)

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Argentina (“Argentina”) in connection with Argentina’s offer to exchange (the “Offer”) its Eligible Securities, as defined in the dealer manager agreement dated [●], 2004, (the “Dealer Manager Agreement”) between Argentina, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC (collectively, the “Dealer Managers”) for New Securities, as defined in the Dealer Manager Agreement, to be issued by Argentina under an indenture dated as of [●], 2004 (the “Trust Indenture”) between Argentina and The Bank of New York, as trustee (the “Trustee”), on the terms and subject to the conditions set forth in the Prospectus Supplement (as defined below). The Offer is being made pursuant to Registration Statement No. 333-117111 filed with the U.S. Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, including Post-Effective Amendment No. 1 filed with the Commission on [●], 2004 (“Post-Effective Amendment No. 1”), but excluding the exhibits thereto and the documents incorporated by reference therein, is herein called the “Registration Statement,” and the related prospectus dated [●], 2004 (the “Basic Prospectus”), as supplemented by the prospectus supplement dated [●], 2004 (the “Prospectus Supplement”) are herein collectively called the “Prospectus”. This opinion letter is furnished to the Dealer Managers pursuant to Section 10(h)(i) of the Dealer Manager Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Dealer Manager Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Dealer Manager Agreement;

(b)	the Registration Statement;
(c)	the Prospectus;
(d)	an executed copy of the Exchange Agent Agreement;
(e)	the form of Trust Indenture filed with the Registration Statement (together with the Dealer Manager Agreement and the Exchange Agent Agreement, the “Transactional Documents”);
(f)	the form of each of the New Securities filed with the Registration Statement; and
(g)	the documents delivered to the Dealer Managers by Argentina on the date hereof pursuant to the Dealer Manager Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other instruments and other certificates of public officials, officers and representatives of Argentina and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified [(i) that all agreements and documents we have examined have been duly authorized, executed and delivered under Argentine law, (ii) that each party has full power, authority and legal right to enter into such agreement or to issue such document, and to perform its obligations thereunder, (iii) that all signatures on all such agreements and documents are genuine], (iv) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of Argentina in the Dealer Manager Agreement), (v) that the Trust Indenture will conform to the form thereof that we have reviewed and (vi) that the New Securities will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the Trust Indenture.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.             The Dealer Manager Agreement has been duly executed and delivered by Argentina under New York law.

2.             Assuming that the New Securities have been duly authorized, when duly executed and delivered by Argentina, and assuming due authentication, execution and delivery by the Trustee, the New Securities will constitute valid, binding and enforceable obligations of Argentina entitled to the benefits of the Trust Indenture.

3.             Assuming that the Trust Indenture has been duly authorized, when duly executed and delivered by the parties thereto, the Trust Indenture will constitute a valid, binding and enforceable agreement of Argentina, in accordance with its terms.

4.             Assuming that the Exchange Agent Agreement has been duly authorized, executed and delivered by the parties thereto, the Exchange Agent Agreement constitutes a valid, binding and enforceable agreement of Argentina, in accordance with its terms.

5.             No consent, approval, authorization, order, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable, is required for the making of the Offer, the issuance and delivery of the New Securities pursuant to the Offer or the consummation by Argentina of the transactions contemplated by the Transactional Documents and the Prospectus, except such as have been obtained or effected under the Act, (but we express no opinion as to such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws).

6.             The making of the Offer, the issuance and delivery of the New Securities pursuant to the Offer and the execution and delivery of the Transactional Documents and all other documents executed and delivered by Argentina hereunder and thereunder and the performance of the terms thereof do not violate any federal law of the United States or law of the State of New York that in our experience normally would be applicable to any such actions (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

7.             Assuming validity under the laws of Argentina, under the laws of the State of New York relating to personal jurisdiction, assuming Argentina has duly authorized, executed and delivered the Dealer Manager Agreement, Argentina has pursuant to Section 13 of the Dealer Manager Agreement (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, The City of New York, over any action, suit or proceeding arising out of or in connection with the Dealer Manager Agreement, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to any such action, suit or proceeding in any such court on the grounds of venue, residence or domicile or on the ground that such action, suit or proceeding has been brought in an inconvenient forum and (iii) validly appointed Banco de la Nación Argentina as its initial authorized agent for the purpose described in Section 13 of the Dealer Manager Agreement; and service of process effected on such agent in the manner set forth therein will be effective to confer valid personal jurisdiction over Argentina.

8.             The description of U.S. federal tax consequences set forth under the caption “Taxation — United States Federal Income and Estate Taxation” in the Prospectus Supplement, insofar as such description purports to summarize federal laws of the United States referred to thereunder, is a fair summary of the principal U.S. federal tax consequences of participation in the Offer.

9.             The statements in the Basic Prospectus under the captions “Description of Securities” and “Plan of Distribution” and in the Prospectus Supplement as amended or supplemented with respect to the Offer under the captions “Terms of the Offer”, “Description of the New Securities” and “Plan of Distribution”, insofar as such statements purport to summarize certain provisions of the New Securities, the Dealer Manager Agreement and the Trust Indenture, provide a fair summary of such provisions.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Argentina, (a) we have assumed that Argentina and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Argentina regarding matters of the federal law of the United States of America or the law of the State of New York) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In addition, we note that the enforceability of the waiver of immunities by Argentina set forth in Section 13 of the Dealer Manager Agreement, Section 18 of the Exchange Agency Agreement, Section 12.10 of the Trust Indenture and Section 20 of the New Securities is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

With respect to Section 13 of the Dealer Manager Agreement, Section 17 of the Exchange Agency Agreement, Section 12.8 of the Trust Indenture and Section 18 of the New Securities, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We note that the designation in Section 13 of the Dealer Manager Agreement, Section 17 of the Exchange Agency Agreement, Section 12.8 of the Trust Indenture and Section 18 of the New Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Dealer Manager Agreement, the Exchange Agency Agreement, the Trust Indenture and the New Securities is (notwithstanding the waiver in Section 13 of the Dealer Manager Agreement, Section 17 of the Exchange Agency Agreement, Section 12.8 of the Trust Indenture and Section 18 of the New Securities) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We express no opinion as to Section 11 of the Dealer Manger Agreement and Section [11] of the Exchange Agency Agreement providing for indemnification and contribution.

We express no opinion as to the enforceability of Section 14 of the Dealer Manager Agreement and Section 19 of the Exchange Agency Agreement relating to currency indemnity.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as the Dealer Managers, solely for your benefit as such, in connection with the Offer. This opinion letter is not to be relied on by, or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By
Carmen A. Corrales, a Partner

Form of 10b-5 Opinion of Special United States Counsel to Argentina

(Pursuant to Section 10(h) of the Dealer Manager Agreement)

Writer’s Direct Dial: (212) 225-2982

[●], 2004

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith, Incorporated

UBS Securities LLC

(at their respective addresses set forth in Schedule set forth in Schedule III to the Dealer Manager Agreement referred to below)

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Argentina (“Argentina”) in connection with Argentina’s offer to exchange (the “Offer”) its Eligible Securities, as defined in the dealer manager agreement dated [●], 2004, (the “Dealer Manager Agreement”) between Argentina, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC (collectively, the “Dealer Managers”) for New Securities, as defined in the Dealer Manager Agreement, to be issued by Argentina under an indenture dated as of [●], 2004 (the “Trust Indenture”) between Argentina and The Bank of New York, as trustee (the “Trustee”), on the terms and subject to the conditions set forth in the Prospectus Supplement (as defined below). The Offer is being made pursuant to Registration Statement No. 333-117111 filed with the U.S. Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, including Post-Effective Amendment No. 1 filed with the Commission on [●], 2004 (“Post-Effective Amendment No. 1”), but excluding the exhibits thereto and the documents incorporated by reference therein, is herein called the “Registration Statement,” and the related prospectus dated [●], 2004 (the “Basic Prospectus”), as supplemented by the prospectus supplement dated [●], 2004 (the “Prospectus Supplement”) are herein collectively called the “Prospectus”. This opinion letter is furnished to the Dealer Managers pursuant to Section 10(h)(i) of the Dealer Manager Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Dealer Manager Agreement.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the other Offer Material (except to the extent expressly set forth in numbered paragraphs 8 and 9 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

However, in the course of our acting as United States counsel to Argentina in connection with its preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of Argentina, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed, and we reviewed certain documents furnished to us by Argentina.

Based on our participation in such conferences and conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

1.             The Registration Statement (except the financial and statistical data included therein, as to which we express no view), at the time it became effective, and the Prospectus (except the financial and statistical data included therein, as to which we express no view), as amended or supplemented, as of the date thereof appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder;

2.             No information has come to our attention that causes us to believe that the Registration Statement (except the financial and statistical data included therein, as to which we express no view), at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

3.             No information has come to our attention that causes us to believe that the Prospectus (except the financial and statistical data included therein, as to which we express no view), as amended or supplemented, as of the date thereof and on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We are furnishing this letter to you, as the Dealer Managers, solely for your benefit as such, in connection with the Offer. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By
Carmen A. Corrales, a Partner

Annex VI

Form of Opinion of Special German Counsel to Argentina

(Pursuant to Section 10(h) of the Dealer Manager Agreement)

[Date]

Barclays Capital

[Address]

Merrill Lynch & Co.

[Address]

UBS Investment Bank

[Address]

Ladies and Gentlemen:

We have acted as special German counsel to the Republic of Argentina in connection with the German exchange offer of certain existing debt securities of the Republic of Argentina into certain new debt securities of the Republic of Argentina (“Exchange Offer”). This letter is being furnished pursuant to [Section 10(h)] of the Dealer Manager Agreement dated [(], among [(] and [(].

In arriving at the opinions expressed below, we have reviewed the German sales prospectus (Verkaufsprospekt) dated [(], 2005, as approved by the Bundesanstalt für Finanzdienstleistungsaufsicht) (“BaFin”) on [(], 2005, (“Sales Prospectus”), and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Based on the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(i)            The Exchange Offer does not require any consent, approval, authorization, registration or qualification of or registration with any governmental authority of the Federal Republic of Germany, except such as have been obtained or effected for the approval of the Sales Prospectus by the BaFin.

(ii)           The statements set forth in the Sales Prospectus under the heading “Besteuerung – Besteuerung in der Bundesrepublik Deutschland”, insofar as such statements purport to summarize certain tax laws of the Federal Republic of Germany, provide a fair summary of the principal German tax consequences of a participation in the Exchange Offer.

VI-1

We note that the Republic of Argentina is under an obligation to publish without undue delay addenda to the Sales Prospectus until the end of the offer period of the Exchange Offer pursuant to Section 11 of the German Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) if and to the extent that changes have occurred after the approval of the Sales Prospectus that are material in the context of the evaluation of the Republic of Argentina or the debt securities offered in the Exchange Offer.

The foregoing opinions are limited to the laws of the Federal Republic of Germany.

We are furnishing this opinion letter to you solely for your benefit in your capacity as [Dealer Managers] in connection with the Exchange Offer. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By:	____________________________

Dr. Thomas Kopp, a Partner

VI-2

Annex VII

Form of Opinion of Special Italian Counsel to Argentina

(Pursuant to Section 10(h) of the Dealer Manager Agreement)

[Date]

Barclays Capital [Address] Merrill Lynch & Co. [Address] UBS Investment Bank [Address]

Ladies and Gentlemen:

We have acted as special Italian counsel to the Republic of Argentina (the “Offeror”) in connection with the exchange offer in Italy concerning certain existing debt securities issued by the Offeror - as enumerated in the Italian Prospectus (as defined below) (the “Eligible Securities”), held by Italian investors, with certain new debt securities (the “New Securities”) issued by the Offeror (the “Italian Exchange Offer”). This letter is being furnished pursuant to [Section 10(h)] of the Dealer Manager Agreement dated [●], among [●] and [●] (the “Dealer Manager Agreement”).

In arriving at the opinions expressed below, we have reviewed the Italian Exchange Offer document published by the Offeror on [●] pursuant to the authorization issued on [●] by the Commissione Nazionale per le Società e la Borsa (“CONSOB”) in accordance with article 102 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Decree”) and to article 37 and seq. of CONSOB Resolution No. 11971 of May 14, 1999, as amended (the “Resolution”) (the “Italian Prospectus”), and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Based on the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(i)            The Italian Prospectus, complied as to form in all material respects with the Decree and the Resolution.

(ii)           No filing, consent, approval, authorization, registration, order or qualification with any governmental, judicial or public body or agency in Italy is required to be obtained by Argentina for the consummation of the Italian Exchange Offer or the offer, sale or delivery of the New Securities in the manner contemplated by the Italian Prospectus,

VII-1

other than those required under the applicable Italian laws or the applicable regulations promulgated thereunder that have been made or obtained5.

(iii)          No Italian registration tax, custom duty or stamp duty other than court fees, will be payable in Italy in connection with the exchange of the Eligible Securities for the New Securities (other than as set out in the Italian Prospectus).

(iv)          The discussion set forth in the Italian Prospectus under the caption “Regime fiscale delle Nuove Obbligazioni”, to the extent that they constitute matters of law or legal conclusions with respect thereto currently applicable to the Italian and non-resident holders described therein, are fair summaries of such matters in all material respects.

The foregoing opinions are limited to the laws of Italy.

The foregoing opinions are also subject to the following:

(a)           the judgments made as to what information should be included in the Italian Prospectus are, in all cases, those of the Offeror and the other persons responsible for them according to the Decree and the Resolution;

(b)           we have assumed the genuineness, authenticity, and/or conformity to original documents of all specimens and/or all documents submitted to us;

(c)           we have assumed that all authorizations, approvals and consents of any authority of any country other than Italy which may be required in connection with the transactions contemplated by the Italian Prospectus and the Italian Exchange Offer have been or will be obtained; and

(d)	we have assumed that no foreign law affects the opinions set out herein.

We are furnishing this opinion letter to you solely for your benefit in your capacity as Dealer Managers pursuant to the Dealer Manager Agreement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

_________________________

5  Subject to review of Bank of Italy’s authorization

VII-2

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	_______________________________________
Giuseppe Scassellati-Sforzolini, a Partner

VII-3

Annex VIII

Form of Opinion of Special Luxembourg Counsel to Argentina

(Pursuant to Section 10(h) of the Dealer Manager Agreement)

Luxembourg [DATE]

Re: Argentina External Debt Restructuring

Ladies and Gentlemen,

We have acted as special legal advisers to the Republic of Argentina (“Argentina”), in relation to the exchange of certain Eligible Securities, as enumerated in the prospectus, commencing on ☐ for New Securities to be issued on the ☐ (the “Exchange Offer”).

All capitalised terms have the meaning given to them in the Prospectus, unless otherwise defined herein.

For the purpose of giving this opinion, we have examined the following document[s]:

(a)

a copy of the prospectus supplement dated ☐ (the "Prospectus Supplement") and of the Registration Statement dated ☐ (the "Base Prospectus", together with the Prospectus Supplement, the "Prospectus") in relation to the Exchange Offer approved on ☐ by the Luxembourg Stock Exchange as a public offer and listing prospectus;

(b)	an executed copy of the Exchange Agency Agreement dated ☐;

(c)

a copy of the notice relating to the launch of the Exchange Offer (the "Launch Notice") to be published in the Luxemburger Wort on ☐ and a draft of the notice announcing the results of the Exchange Offer at the end of the offer period (the "Results Notice") to be published in the Luxemburger Wort;

each of the above a "Document" and together the “Documents”.

In rendering this opinion, we have assumed:

(i)

the genuineness of all signatures and of all documents submitted to us as originals and the completeness and conformity to originals thereof of all documents submitted to us as copies or specimens, and that each signature on a document is the signature of the individual so identified and the signature of an individual who is not identified is the genuine signature of a person duly authorised to represent the relevant party to the document;

VIII-1

(ii)

the due authorisation of the Exchange Offer and, except for those points specifically addressed in opinion 2., the due authorisation, execution and delivery of the Prospectus and the due authorisation, execution and delivery of the Exchange Agency Agreement by all parties thereto, and the power, authority and legal right of all parties thereto to enter into, execute, deliver and perform their respective obligations thereunder, and compliance with all applicable laws and regulations, other than the laws of the Grand Duchy of Luxembourg ("Luxembourg");

(iii)

that all authorisations, approvals and consents of any authority of any country other than Luxembourg which may be required in connection with the transactions contemplated by the Prospectus, the Exchange Offer and the Exchange Agency Agreement have been or will be obtained;

(iv)

that under the laws of the State of New York and under any other applicable laws, the Exchange Agency Agreement represents the valid and binding obligations of the parties thereto, enforceable in accordance with its terms;

(v)	no foreign law affects the opinions set out herein;

(vi)	that English words and phrases in the Exchange Agency Agreement have the meaning ascribed thereto by the vernacular language.

Except for the documents referred to above, we have not received and not examined any other document, contract, agreement or instrument in connection with the Exchange Offer.

We have limited our review of the Prospectus Supplement and of the Base Prospectus to those sections which bear a relevance to Luxembourg law and to the opinions expressed herein. We express no opinion with respect to the terms of the Exchange Offer or of the New Securities.

We express no opinion as to any laws other than the laws of Luxembourg as they presently stand.

Based upon and subject to the above, we are of the opinion that:

1.	Luxembourg courts would recognise the effects of the Exchange Agency Agreement with regard to the Luxembourg Exchange Agent insofar as it does not contravene mandatory rules of Luxembourg law.

2.

No filing, consent, approval, authorization, registration, order or qualification with any governmental, judicial or public body or agency in Luxembourg is required to be obtained by Argentina for the consummation of the Exchange Offer or the offer, sale or delivery of the New Securities in the manner contemplated by the Prospectus, other than those required under the applicable Luxembourg laws or the applicable rules and regulations promulgated thereunder which have been obtained, except for (i) the publication of the Results Notice and, if relevant, the publication of any notice of extension of the offer period or the filing of any supplemental prospectus required by the Luxembourg Stock Exchange and/or the

VIII-2

Commission de surveillance du secteur financier (“CSSF”) and (ii) in connection with the listing of the Pars, the Discounts and the GDP-Linked Securities on the Luxembourg Stock Exchange.

3.

No Luxembourg registration tax or duty, VAT, transfer, capital or similar tax or duty custom duty or stamp duty other than court fees, will be payable in Luxembourg in connection with the exchange of the Eligible Securities for the New Securities; we express no opinion on whether VAT may not be payable in relation to services provided by certain Luxembourg intermediaries in connection with the Exchange Offer or the exchange of Eligible Securities for New Securities;

However, if proceedings are brought in a Luxembourg court in connection herewith, the Court could order that the relevant Document be registered with the tax authorities even though it is arguable that the authority of the Court to so order a registration has been implicitly removed by article 9 of the tax reform law of 21st December, 2001. If the Court were nevertheless to so order a registration, an ad valorem tax (currently at the rate of 0.24%) may be payable in the following circumstances:

(i)

If proceedings are taken against Argentina in a Luxembourg court to enforce a claim thereunder either directly in such court or, on the basis of a foreign judgment, the claimant will have to register the Documents and reference in the Documents to other agreements or documents may also require the registration of such other agreements and an ad valorem registration tax may be payable by it on the basis of the value of the claim evidenced by the relevant Documents or such other agreements or documents. No such tax will be payable if an enforcement is sought in respect of a judgement within the scope of application of EC Regulation No. 44/2001 inter alia on the enforcement of foreign judgments or obtained in any of the territories of the countries having ratified the European Convention of Brussels 1968 excluded from the scope of application of said EU Regulation or in any country which has ratified the Lugano Convention 1988, each as amended, on enforceability of foreign judgements.

(ii)

Any amounts paid by the claimant to the Luxembourg tax authorities on the above basis by way of ad valorem tax are recoverable from Argentina, by operation of Luxembourg law in case of success of the proceedings initiated by the claimant.

4.

The discussion set forth in the Prospectus Supplement under the caption “Luxembourg Tax Consequences”, to the extent that they constitute matters of law or legal conclusions with respect thereto currently applicable to the Luxembourg and non-Luxembourg holders described therein, are fair summaries of such matters in all material respects.

The foregoing opinions are subject to the following qualifications:

i)	certain obligations other than payment obligations may not be the subject of specific performance pursuant to court orders, but may result only in damages, given that the term

VIII-3

enforceable as used herein means that the obligations assumed by the relevant party under the relevant document are of a type which the Luxembourg courts, should they have jurisdiction, enforce, without however implying that those obligations will necessarily be enforced in all circumstances in accordance with their terms;

ii)	any certificate or determination which would by contract be deemed to be conclusive may not be upheld by the Luxembourg courts;

iii)

any provisions in a jurisdiction clause whereby the taking of proceedings in one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, might not be enforceable in a Luxembourg court. If proceedings were previously commenced between the same parties and on the same grounds as proceedings in Luxembourg, a plea of pendency might be entered in the Luxembourg court and proceedings stayed pending the termination of the proceedings abroad;

iv)	claims may be subject to the rules of set off or counter-claims;

v)	a Luxembourg court may not give effect to a clause purporting to determine the date on which notice is deemed to have been made;

vi)	any provision relating to the payment of interest on overdue interest may not be enforceable;

vii)

any obligations to pay a sum of money in a currency which is not of legal tender in Luxembourg (a “foreign currency”) will be enforceable in a currency which is of legal tender therein, though the monetary judgment may be expressed in a foreign currency and/or its Luxembourg equivalent currency having legal tender in Luxembourg at time of payment and any loss incurred as a result of currency exchange fluctuation can be recovered under Luxembourg law;

viii)

any clause purporting, in case of avoidance or annulment of one or more of the provisions or obligations contained in a document or agreement (the “Avoided Obligations”), to maintain the validity of such document or agreement or of the provisions or obligations contained therein other than the Avoided Obligations, may not be upheld by the Luxembourg Courts;

ix)

Luxembourg Courts may require that any judgement obtained in foreign Courts and enforcement of which is being sought in Luxembourg and any documents tabled as evidence to be translated into French or German;

x)	the Luxembourg courts will not apply a chosen foreign law if such foreign law would be incompatible with Luxembourg international public policy or public order;

xi)	where any obligations are to be performed or observed or are based upon a matter arising in a jurisdiction outside Luxembourg they may not be enforceable under Luxembourg law if

VIII-4

and to the extent that such performance or observance would be unlawful, unenforceable, or contrary to public policy under the laws of such other jurisdiction;

xii)

a contractual provision conferring or imposing a remedy, an obligation or penalty consequent upon default may not be fully enforceable if it were construed by a Luxembourg Court as constituting an excessive pecuniary remedy.

This opinion is given on the basis that there will be no amendments to or termination or replacement of any of the documents, authorisations and consents referred to above.

This opinion is governed by and based upon Luxembourg laws in existence as at the date hereof. We have undertaken no responsibility to notify any addressee of this opinion of any change in the laws of Luxembourg or their construction or application after the date of this opinion.

In this opinion Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that this opinion and any issues of interpretation arising thereunder be governed by Luxembourg law and be subject to the jurisdiction of the Luxembourg courts.

This opinion is addressed to you solely for your benefit in connection with the Exchange Offer. It is not to be transmitted to anyone else (except your legal advisers) nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Yours sincerely,

Elvinger, Hoss & Prussen

By: _________________
Franz Fayot.

VIII-5

Annex IX

Form of Opinion of Special Spanish Counsel to Argentina

(Pursuant to Section 10(h) of the Dealer Manager Agreement)

New York, ☐, 2005

[Addressees]

Ladies and Gentlemen:

Argentina Exchange Offer

We have acted as special Spanish counsel to the Republic of Argentina ("Argentina") in connection with the offer addressed by Argentina to the holders of Eligible Securities in certain jurisdictions to exchange them by New Securities (the "Exchange Offer"). All terms used and not defined herein shall have the meanings attributed to them in the Prospectus Supplement dated ☐, 2005 filed with the Commission de Surveillance du Secteur Financier (CSSF) in Luxembourg.

In this capacity, we have reviewed the following documents:

(i)               the Base Prospectus dated September 29, 2004, registered with the CSFF on ☐, 2005 (the "Base Prospectus").

(ii)              the Prospectus Supplement to the Base Prospectus, registered with the CSFF on ☐, 2005 (the "Prospectus Supplement", and together with the Base Prospectus, the "Prospectus").

(iii)           the Trust Indenture executed on ☐, 2005 between Argentina and ☐ relating to the New ecurities, deposited with the CSFF on ☐, 2005.

(iv) the Decree number 1735/2004 issued by the Republic of Argentina on December 9, 2004, relating to the issuance of the New Securities governed by the laws of Argentina (the "Issuance Decree").

(v)	the certificate of approval issued by the CSSF on ☐ 2005.
(vi) the Spanish sworn translation of the Prospectus Supplement dated [		] 2005.

(vii) [the Spanish sworn translation of the Trust Indenture dated ☐ 2005].

(viii)          the "Comunicación Previa" and the Spanish additional information ("Información Complementaria") relating to the Exchange Offer in Spain, filed with the Comisión Nacional del

Mercado de Valores (CNMV) on ☐, 2005, together with the documents relating to the authorization of the Exchange Offer by Argentina.

We do not represent ourselves to be familiar with the laws of any jurisdiction other than Spain as they stand at present and, therefore, we express no opinion on any question arising under any laws other than the laws of Spain. In giving this opinion we have assumed that such documents listed above, expressed to be governed by the laws of a country other than Spain are valid and binding under such laws.

Based upon the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1.

No filing, consent, approval, authorization, registration, order or qualification with any governmental, judicial or public body or agency in Spain is required to be obtained by Argentina for the consummation of the Exchange Offer or the offer, sale or delivery of the New Securities in the manner contemplated by the Prospectus, together with such additional disclosure required by the regulatory authorities in Spain (the "Spanish Prospectus"), other than those required under the applicable Spanish laws or the applicable rules and regulations promulgated thereunder that have been made or obtained.

2.

The discussion set forth in the Información Complementaria under the caption “Régimen fiscal de los Nuevos Valores", to the extent that they constitute matters of law or legal conclusions with respect thereto currently applicable to the Spanish [and non-Spanish holders] described therein, are fair summaries of such matters in all material respects.

The opinions expressed above are subject to the following qualifications:

(i).              The mutual recognition of the offers registered in another European member State is governed in Spain by Royal Decree 291/1992 (as developed by Ministerial Order dated July 12, 1993, on prospectuses), which contains provisions implementing the rules of Directive 89/298/EEC, of April 17, on Public Offering Prospectuses ("Directive 89/298") dealing with the mutual recognition of prospectuses approved by the members of other European Union member

States in case of simultaneous or near in time offerings of the same securities in several European Union jurisdictions.

Although such Royal Decree and Ministerial Order establish that only those prospectuses issued by European Union-based issuers will be recognised in Spain under the mutual recognition procedure, as a matter of practice the CNMV has sometimes, as it is the case with the Exchange Offer, recognised for public offering purposes prospectuses approved by the authorities of other European Union member States dealing with securities issued by non-European Union based issuers.

(ii).             Although Royal Decree 291/1992 requires that all documents subject to mutual recognition procedure be translated into Spanish by an official translator, the CNMV has accepted that in this particular case, only the Prospectus Supplement [and the Trust Indenture] need to be translated.

[(iii)           Although under the Ministerial Order dated July 12, 1993, prospectuses filed under the mutual recognition procedure must include tax information on the personal taxes over the income derived from the issued securities for both Spanish tax residents and non residents, taking into account that the Spanish Prospectus of the Exchange Offer is addressed only to Spanish resident holders, the CNMV has accepted to limit the tax information provided in the Spanish Prospectus to personal taxation for residents in Spain].

This opinion letter is rendered to the addressees identified herein in connection with the above described transaction. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

Fernando Calbacho

Annex X

Form of Opinion of Special Danish Counsel to Argentina

(Pursuant to Section 10(h) of the Dealer Manager Agreement)

Dear Sirs

REPUBLIC OF ARGENTINA – PUBLIC EXCHANGE OFFER

We have acted as Danish legal counsel to the Republic of Argentina (the "Issuer") in connection with the public exchange offer in Denmark (the "Exchange Offer") pursuant to a Prospectus dated [] (the “Prospectus”) consisting of the prospectus dated [September 29, 2004], together with the prospectus supplement dated [●], each as registered with the Luxembourg Commission de Surveillance du Secteur Financier ("CSSF") on ☐, 2005, under which the Issuer will offer new debt securities (the “New Securities”) to Danish investors in exchange for such Danish investors’ existing debt securities issued by the Issuer.

A.	For the purpose of this opinion we have examined copies of the following documents:

1.	The Prospectus.
2.	Letter from the Danish Securities Council dated [].
3.	An on-line transcript from the Danish Commerce and Companies Agency dated [].

In addition, we have examined such other agreements, documents and records as we have deemed necessary or appropriate for the purpose of rendering this opinion.

B.	This opinion is based on the following assumptions:

1.	that all material supplied to us has been supplied in full and has not subsequently been altered or amended;
2.	that any copy of the documents which we have examined is an authentic, complete and accurate copy of the documents; and

C.	Based on the foregoing assumptions and subject to the qualifications below, we are of the opinion that with respect to Danish law:

1.

No filing, consent, approval, authorization, registration, order or qualification with any governmental, judicial or public body or agency in Denmark is required to be obtained by the Issuer for the consummation of the Offer or the offer, sale or delivery of the New Securities in the manner contemplated by the Prospectus, other than those required under Sections 44(4) of the Danish Securities Trading Act (Consolidated Act no. 1269 of 19 December 2003) (the “Securities Trading Act”) and Section 17 of the Danish Executive Order on initial public offers of certain securities (Executive Order no. 166 of 13 March 2003) (the “Executive Order”), which have been obtained.

D.	This opinion is subject to the following additional qualifications:

1.

According to Section 20(2) of the Executive Order, no public offer of the New Securities in Denmark shall be made before one (1) business day after the publication of the prospectus by the Danish Commerce and Companies Agency.

2.	According to Section 3 of the Securities Trading Act an offer of securities in Denmark must be made in accordance with good securities trading practice (Danish: god værdipapirhandelsskik).
3.

It is limited to matters of the laws of Denmark as in effect today and we express no opinion with respect to the laws of any other jurisdiction, nor have we made any investigation as to any laws other than the laws of Denmark.

We are qualified to practise law in the Kingdom of Denmark.

This opinion is governed by Danish law.

This opinion is issued solely for the benefit of yourself and [] and may not be relied upon or used by any other person or entity without our written consent.

Yours faithfully

Kromann Reumert

Marianne Philip

Annex XI

Form of Opinion of Special Dutch Counsel to Argentina

(Pursuant to Section 10(h) of the Dealer Manager Agreement)

[●], 2005

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Att.: [●]

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080

Att.: Corporate Syndicate Department

UBS Securities LLC

677 Washington Blvd.

Stamford, Connecticut 06901

Att.: Latin American Debt Capital Markets

Ladies and Gentlemen:

We have acted as special Dutch counsel to the Republic of Argentina, in connection with the offer of certain new debt securities of the Republic of Argentina in exchange for certain existing debt securities of the Republic of Argentina in the Netherlands (the “Offer”).

This opinion is rendered to you pursuant to section 10(h)(vii) of that certain Dealer Manager Agreement, dated [●], 2004, between the Republic of Argentina, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporate and UBS Securities LLC (the “Dealer Manager Agreement”).

Unless otherwise provided, capitalized terms used herein and defined in the Prospectus Supplement have the meanings specified therein.

In arriving at the opinion expressed below, we have reviewed:

(i)          a copy of a prospectus (the “Prospectus”) dated September 29, 2004, and filed with the U.S. Securities and Exchange Commission (the “U.S. SEC”) on September 28, 2004 under registration number 333-117111;

(ii)        a copy of a prospectus supplement (the “Prospectus Supplement”) dated [●], and filed with the U.S. SEC on [●] under registration number [●];

(iii)	a copy of a Dutch tax disclosure (the “Dutch Tax Disclosure”) dated [●]; and

(iv)       a copy of a letter dated [●] from Elvinger, Hoss & Prussen, Luxembourg counsel to the Republic of Argentina in connection with the Offer, sent by facsimile to the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten) (the “AFM”) with attached thereto a certificate of approval (the “Certificate of Approval”) dated [●] as issued by the Luxembourg Commission de Surveillance du Secteur Financier (the “CSSF”) certifying that the Prospectus and the Prospectus Supplement, together, have been approved as a public offer prospectus and official listing particulars by the Luxembourg Stock Exchange (the “Luxembourg Prospectus”).

We have further relied upon oral confirmation from the AFM on [●] that for purposes of the mutual recognition (wederzijdse erkenning) of the Luxembourg Prospectus and, in particular, Article 3, paragraph 2 of the 1995 Decree on the supervision of securities trade (Besluit toezicht effectenverkeer 1995) (the “Decree”), as amended from time to time, no information, other than the Dutch Tax Disclosure, has to be added to the Luxembourg Prospectus.

For purposes of opinion 2 below, we have solely and exclusively relied upon the legal opinion, dated [●], as issued by Mr. [●] of Hamelink & Van den Tooren, special Dutch tax counsel to the Republic of Argentina in connection with the Offer in the Netherlands.

In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed and not verified:

(i)          the conformity to the final originals of all documents submitted to us as copies, and the genuineness of all signatures;

(ii)        the accuracy as to factual matters and events set out in all of the documents that we have reviewed for purposes of this opinion as of the dates of such documents and as of the date hereof;

(iii)       that the Luxembourg Prospectus complies with Article 8 or 12 of Council Directive 89/298/EEC of 17 April 1989 coordinating the requirements for the drawing-up, scrutiny and distribution of the prospectus when transferable securities are offered to the public, and has been duly approved by the Luxembourg Stock Exchange;

(iv)       that the Certificate of Approval has been duly and validly issued by the CSSF and communicated to the AFM;

(v)        that the New Securities have not been offered in or from the Netherlands before [●];

(vi)       that the Luxembourg Prospectus and the Dutch Tax Disclosure (together, the “Dutch Prospectus”), as one document, have been made generally available (algemeen verkrijgbaar) on, and will remain generally available as of, [●];

(vii)      that any written announcement, within the meaning of Article 4 of the Decree, made, or that will be made, by the Dealer Managers (as such term is defined in the Dealer Manager Agreement), the Retail Processing Dealers, the Exchange Agent or the Information Agent states, or will state, where and when the Dutch Prospectus will be, or has been, made generally available, and that a copy of any such written announcement made before [●] has been duly submitted to the AFM;

(viii)    that with respect to new relevant facts (nieuwe feiten), Article 6, paragraph 1 of the Decree has been, and will be, duly complied with; and

(ix)	that the Offer, and the terms of the Offer, will be at arm’s length.

Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth below, it is our opinion that:

1.

No filing, consent, approval, authorization, registration, order or qualification with any governmental, judicial or public body or agency in the Netherlands is required to be obtained by the Republic of Argentina for the consummation of the Offer or the offer, sale or delivery of the New Securities in the manner contemplated by the Dutch Prospectus, other than those required under the applicable Dutch laws or the applicable rules and regulations promulgated thereunder that have been made or obtained.

2.

The information contained in the Dutch Tax Disclosure, to the extent that such information constitutes descriptions of matters of law or legal conclusions with respect thereto, is a fair summary of such matters in all material respects.

The opinion set forth above is subject to the following additional qualifications and limitations:

(a)        We express no opinion with respect to insider dealing (handel met voorwetenschap) and market manipulation (marktmisbruik).

(b)        We express no opinion with respect to (i) any authorization, license or notification that may be required for Dealer Managers (as such term is defined in the Dealer Manager Agreement), the Retail Processing Dealers, the Exchange Agent or the Information Agent under the 1995 Act on the Supervision of Securities Trade (Wet toezicht effectenverkeer 1995) (the “Act”), as amended from time to time, in connection with the Offer in the Netherlands, and (ii) the consequences of the lack of such authorization, license or notification on the Offer in the Netherlands.

(c)        The Republic of Argentina is obligated to comply with the continuing disclosure obligations imposed on it pursuant to Article 5 of the Act, absent an exemption (ontheffing) from the AFM.

Our opinion is limited to the laws of the Netherlands, as of the date hereof.

This opinion is addressed to you solely for your own use, is not be used, quoted, communicated, circulated or otherwise disseminated or referred to without our express and written prior permission and may not be relied upon by anyone else other than any successor or assignee of any addressee (including successive assignees). This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as, extended by implication to, any matter other than in connection with the Offer in the Netherlands.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By
[●], a Partner

Annex XII

[Form of Settlement Readiness Certificate]

XII-1